EXHIBIT 4.1
EXECUTION VERSION
RIGHTS AGREEMENT
dated as of October 3, 2018
between
BARNES & NOBLE, INC.
and
COMPUTERSHARE TRUST COMPANY, N.A.,
as Rights Agent

i

SECTION 31.	Counterparts; Effectiveness	41
SECTION 32.	Descriptive Headings	41
SECTION 33.	Force Majeure	41

Exhibits
A Certificate of Designation
B Form of Right Certificate
C Summary of Rights
ii

RIGHTS AGREEMENT dated as of October 3, 2018 (as amended, supplemented or otherwise modified from time to time, the “Rights Agreement”), between BARNES & NOBLE, INC., a Delaware corporation (the “Company”), and COMPUTERSHARE TRUST COMPANY, N.A., as Rights Agent (the “Rights Agent”).
The Board of Directors of the Company (the “Board”) has authorized and declared a dividend of one Right (as hereinafter defined) for each share of Common Stock, par value $0.001 per share, of the Company (the “Common Stock”) outstanding at the Close of Business (as hereinafter defined) on October 13, 2018 (the “Record Date”), and has authorized the issuance of one Right (as such number may hereafter be adjusted pursuant to the provisions of this Rights Agreement) with respect to each share of Common Stock that shall become outstanding (whether originally issued or delivered from the Company’s treasury) between the Record Date and the earliest of the Distribution Date, the Redemption Date or the Expiration Date (as such terms are hereinafter defined); provided, however, that Rights may be issued with respect to shares of Common Stock that shall become outstanding after the Distribution Date (whether originally issued or delivered from the Company’s treasury) and prior to the earlier of the Redemption Date or the Expiration Date only in accordance with the provisions of Section 23.  Each Right shall initially represent the right to purchase one one-thousandth (1/1,000th) of a share of Series K Preferred Stock, par value $0.001 per share, of the Company (the “Preferred Shares”), having the powers, rights and preferences set forth in the Certificate of Designation attached hereto as Exhibit A.
Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:
SECTION 1.          Certain Definitions.  For purposes of this Rights Agreement, the following terms have the meanings indicated:
“Acquiring Person” shall mean any Person who or which, alone or together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of more than 20% of the Common Shares then outstanding, but not including:
(a)          the Company, any Subsidiary of the Company, any employee benefit or compensation plan of the Company or of any of its Subsidiaries or any Person organized, appointed or established by the Company and holding Common Shares for or pursuant to the terms of any such employee benefit or compensation plan;
(b)          any such Person who or which, alone or together with all Affiliates and Associates of such Person, has become and is the Beneficial Owner of more than 20% of the Common Shares at the time outstanding solely as the result of (i) a change in the aggregate number of Common Shares outstanding since the last date on which such Person acquired Beneficial Ownership of any Common Shares or (ii) the acquisition by such Person or one or more of its Affiliates or Associates of Beneficial Ownership of additional Common Shares if the Board determines that such acquisition was made in good faith without the knowledge by such Person or one or more of its Affiliates or Associates that such Person would thereby become an Acquiring Person, which determination of the Board shall be conclusive and binding on such Person, the Rights Agent, the holders of the Rights and all other Persons;
(c)          subject to clause (B) below, any such Person who would, as of the Close of Business on the date hereof, be an “Acquiring Person” pursuant to the foregoing provisions of this definition (an “Excluded Person”), unless and until such Excluded Person shall acquire after the date hereof Beneficial Ownership of any additional Common Shares (other than any such ownership resulting from the exercise of any options or the vesting of any restricted shares, in each case, granted prior to the date hereof to such Excluded Person under any employee benefit or compensation plan of the Company or any of its Subsidiaries); and
(d)          subject to clause (C) below, any Person who is (i) an immediate family member of an Excluded Person and any trust for the benefit of (or the trustees of which include) such immediate family member or such Excluded Person, which Person or trust acquires Common Shares from such Excluded Person, (ii) an executor or trustee for the estate of an Excluded Person or of such immediate family member, which executor or trustee acquires Common Shares from such Excluded Person or family member (the shares acquired by any such family member, trust, executor or trustee as described in clause (d)(i) or (d)(ii), the “Specified Shares” and any Person so acquiring Specified Shares, a “Specified Person”) or (iii) an Affiliate or Associate of a Specified Person; provided that, with respect to any Specified Person and its Affiliates and Associates, this clause (d) shall only be applicable if:
(x)          in the event the Specified Shares acquired by a Specified Person after the date of this Rights Agreement are more than 20% of the Common Shares then outstanding, (1) within 90 days from such acquisition (or such earlier or later time as the Board may determine and so advise the Specified Person in writing), such Specified Person and/or any or all of its Affiliates and Associates take the necessary actions (if any) to reduce their aggregate Beneficial Ownership of Common Shares to an amount not more than the Specified Shares acquired by such Specified Person, (2) such Specified Person and its Affiliates and Associates vote (which shall include action by written consent for purposes of this definition), with respect to any matter submitted to a vote of the holders of Common Shares, any Common Shares then beneficially owned by any of them (other than such Specified Person’s Specified Shares) on a pro rata basis proportionate to all other votes of Common Shares actually cast on the matter and (3) at all times following a Specified Person’s acquisition of Specified Shares, none of such Specified Person or any of its Affiliates and Associates acquire Beneficial Ownership of any additional Common Shares (other than any such ownership resulting from the exercise of any options or the vesting of any restricted shares, in each case, granted prior to the date hereof under any employee benefit or compensation plan of the Company or any of its Subsidiaries); and
(y)          in the event the Specified Shares acquired by a Specified Person after the date of this Rights Agreement are not more than 20% of the Common Shares then outstanding and, after giving effect to the acquisition of such Specified Shares, such Specified Person and its Affiliates and Associates then beneficially own collectively more than 20% of the Common Shares then outstanding, (1) within 90 days from such acquisition (or such earlier or later time as the Board may determine and so advise the Specified Person in writing), such Specified Person and/or any or all of its Affiliates and Associates take the necessary actions to reduce their aggregate Beneficial Ownership of Common Shares to 20% or less of the Common Shares then outstanding, (2) until such Beneficial Ownership is so reduced and solely with respect to the Common Shares beneficially owned by such Specified Person and its Affiliates and Associates in excess of 20% of the Common Shares then outstanding, such Specified Person and its Affiliates and Associates vote, with respect to any matter submitted to a vote of the holders of Common Shares, all such excess Common Shares on a pro rata basis proportionate to all other votes of Common Shares actually cast on the matter, (3) following its acquisition of Specified Shares and until they comply with the requirements of clause (y)(1) above, none of such Specified Person or any of its Affiliates or Associates acquire Beneficial Ownership of any additional Common Shares (other than any such ownership resulting from the exercise of any options or the vesting of any restricted shares, in each case, granted prior to the date hereof under any employee benefit or compensation plan of the Company or any of its Subsidiaries) and (4) at all times following their compliance with the requirements of clause (y)(1) above, such Specified Person and its Affiliates and Associates, taken together, do not become the Beneficial Owners of more than 20% of the Common Shares then outstanding (other than any such ownership resulting from the exercise of any options or the vesting of any restricted shares, in each case, granted prior to the date hereof under any employee benefit or compensation plan of the Company or any of its Subsidiaries).
(A)          Notwithstanding clause (b)(ii) of the prior sentence, if any Person that is not an Acquiring Person due to such clause (b)(ii) does not reduce its percentage of Beneficial Ownership of Common Shares to 20% or less by the Close of Business on the tenth calendar day after notice from the Company (the date of notice being the first day) that such Person’s Beneficial Ownership of Common Shares would make it an Acquiring Person, such Person shall, at the end of such ten calendar day period, become an Acquiring Person (and such clause (b)(ii) shall no longer apply to such Person).

(B)          Notwithstanding clause (c) of the second preceding sentence, an Excluded Person shall no longer be considered an Excluded Person for purposes of such clause (c) if such Excluded Person acquires any Common Shares upon the exercise after the date hereof of any options granted prior to the date hereof under any employee benefit or compensation plan of the Company or any of its Subsidiaries (such shares, the “Option Shares”) and such Excluded Person does not (i) within 60 days from the acquisition of such Option Shares (or such earlier or later time as the Board may determine and so advise the Excluded Person in writing) take the necessary actions to reduce the number of Common Shares Beneficially Owned by it by an amount equal to the number of such Option Shares and (ii) vote, with respect to any matter submitted to a vote of the holders of Common Shares, any Option Shares then beneficially owned by it on a pro rata basis proportionate to all other votes of Common Shares actually cast on the matter.
(C)          Notwithstanding clause (d) of the third preceding sentence, a Specified Person shall no longer be considered a Specified Person for purposes of such clause (d) if such Specified Person or any of its Affiliates and Associates acquires any Common Shares upon the exercise after the date hereof of any options granted prior to the date hereof under any employee benefit or compensation plan of the Company or any of its Subsidiaries (such shares, the “Specified Option Shares”) and such Specified Person and its Affiliates and Associates do not (i) within 60 days from the acquisition of such Specified Option Shares (or such earlier or later time as the Board may determine and so advise the Specified Person in writing) take the necessary actions to reduce the aggregate number of Common Shares Beneficially Owned by them by an amount equal to the number of such Specified Option Shares and (ii) vote, with respect to any matter submitted to a vote of the holders of Common Shares, any Specified Option Shares then beneficially owned by any of them on a pro rata basis proportionate to all other votes of Common Shares actually cast on the matter.
(D)          Any Specified Person subject to clause (x) of the proviso to clause (d) of the fourth preceding sentence shall, for so long as such Specified Person complies with the requirements of such clause (x), be considered an “Excluded Person” for purposes of clause (d) of such sentence (including for purposes of the definition of “Specified Shares” and “Specified Person”).  Any Excluded Person who transfers more than 20% of the Common Shares then outstanding to a Specified Person shall, following such transfer, no longer be considered an Excluded Person for purposes of clause (c) of the fifth preceding sentence.
(E)          Notwithstanding the foregoing, an Acquiring Person shall not include any Person who or which would, but for this sentence, become an Acquiring Person solely as the result of the acquisition by such Person or one or more of its Affiliates or Associates of Beneficial Ownership of additional Common Shares if such acquisition was made with the prior approval of the Board.
“Affiliate” and “Associate”, when used with reference to any Person, shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Rights Agreement.
A Person shall be deemed the “Beneficial Owner” of, and shall be deemed to “beneficially own”, and shall be deemed to have “Beneficial Ownership” of, any securities:
(a)          which such Person or any of such Person’s Affiliates or Associates is deemed to “beneficially own”, directly or indirectly, within the meaning of Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Rights Agreement;
(b)          which such Person or any of such Person’s Affiliates or Associates has, directly or indirectly: (i) the right or obligation to acquire (whether such right is exercisable, or such obligation is required to be performed, immediately or only after the passage of time, upon compliance with regulatory requirements, upon the satisfaction of conditions (whether or not within the control of such Person) or otherwise) pursuant to any agreement, arrangement or understanding (whether or not in writing) (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed under this clause (i) to be the Beneficial Owner of, or to beneficially own, or to have Beneficial Ownership of, (w) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase, (x) securities which such Person has a right to acquire upon the exercise of Rights at any time prior to the time that any Person becomes an Acquiring Person, (y) securities issuable upon the exercise of Rights from and after the time that any Person becomes an Acquiring Person if such Rights were acquired by such first Person or any of such first Person’s Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(a) or Section 23 hereof (“Original Rights”) or pursuant to an adjustment to Original Rights pursuant to Section 11, or (z) securities which such Person or any of such Person’s Affiliates or Associates may acquire, does or do acquire or may be deemed to have the right to acquire, pursuant to any merger or other acquisition agreement between the Company and such Person (or one or more of such Person’s Affiliates or Associates) if such agreement has been approved by the Board prior to such Person’s becoming an Acquiring Person; or (ii) the right to vote or dispose of, including pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed under this clause (ii) to be the Beneficial Owner of, or to beneficially own, or to have Beneficial Ownership of, any security if (A) the agreement, arrangement or understanding (whether or not in writing) to vote such security arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made generally to all holders of Common Shares of the Company pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act, (B) the beneficial ownership of such security is not also then reportable on Schedule 13D or 13G under the Exchange Act (or any comparable or successor report) and (C) does not constitute a trust, proxy, power of attorney or other device with the purpose or effect of allowing two or more persons, acting in concert, to avoid being deemed Beneficial Owners of such security or otherwise avoid the status of Acquiring Person under the terms of this Rights Agreement or as part of a plan or scheme to evade the reporting requirements under Schedule 13D or 13G or Sections 13(d) or 13(g) of the Exchange Act;
(c)          which are beneficially owned, directly or indirectly, by any other Person (or an Affiliate or Associate thereof) with which respect to which such first Person (or any of such first Person’s Affiliates or Associates) has (i) any agreement, arrangement or understanding (whether or not in writing) (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent pursuant to a revocable proxy as described in the proviso to clause (b)(ii) of this definition) or disposing of any voting securities of the Company or (ii) any agreement, arrangement or understanding (whether or not in writing) to cooperate in obtaining, changing or influencing control of the issuer of such securities; or
(d)          which are beneficially owned, directly or indirectly, by a Counterparty (or any of such Counterparty’s Affiliates or Associates) under any Derivatives Contract (without regard to any short or similar position under the same or any other Derivatives Contract) to which such Person or any of such Person’s Affiliates or Associates is a Receiving Party (as such terms are hereinafter defined); provided, however, that the number of shares of Common Stock that a Person is deemed to beneficially own pursuant to this clause (iv) in connection with a particular Derivatives Contract shall not exceed the number of Notional Common Shares (as such term is hereinafter defined) with respect to such Derivatives Contract; provided further that the number of securities beneficially owned by each Counterparty (including its Affiliates and Associates) under a Derivatives Contract shall for purposes of this clause (iv) be deemed to include all securities that are beneficially owned, directly or indirectly, by any other Counterparty (or any of such other Counterparty’s Affiliates or Associates) under any Derivatives Contract to which such first Counterparty (or any of such first Counterparty’s Affiliates or Associates) is a Receiving Party, with this proviso being applied to successive Counterparties as appropriate.
Notwithstanding the foregoing, (i) nothing contained in this definition shall cause a Person ordinarily engaged in business as an underwriter of securities to be deemed the “Beneficial Owner” of, or to “beneficially own”, or to have “Beneficial Ownership” of, any securities acquired in a bona fide firm commitment underwriting pursuant to an underwriting agreement with the Company and (ii) no Person who is an officer, director or employee of an Exempt Person shall be deemed, solely by reason of such Person’s status or authority as such, to be the “Beneficial Owner” of, to have “Beneficial Ownership” of or to “beneficially own” any securities that are “beneficially owned”, including in a fiduciary capacity, by an Exempt Person or by any other such officer, director or employee of an Exempt Person.
“Board” shall have the meaning set forth in the introductory paragraph of this Rights Agreement.
“Book Value”, when used with reference to Common Shares issued by any Person, shall mean the amount of equity of such Person applicable to each Common Share, determined (a) in accordance with generally accepted accounting principles in effect on the date as of which such Book Value is to be determined, (b) using all the consolidated assets and all the consolidated liabilities of such Person on the date as of which such Book Value is to be determined, except that no value shall be included in such assets for goodwill arising from consummation of a business combination, and (c) after giving effect to (i) the exercise of all rights, options and warrants to purchase such Common Shares (other than the Rights), and the conversion of all securities convertible into such Common Shares, at an exercise or conversion price, per Common Share, which is less than such Book Value before giving effect to such exercise or conversion (whether or not exercisability or convertibility is conditioned upon occurrence of a future event), (ii) all dividends and other distributions on the capital stock of such Person declared prior to the date as of which such Book Value is to be determined and to be paid or made after such date, and (iii) any other agreement, arrangement or understanding (written or oral), or transaction or other action contemplated prior to the date as of which such Book Value is to be determined that would have the effect of thereafter reducing such Book Value.
“Business Combination” shall have the meaning set forth in Section 11(c)(i).
“Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the Borough of Manhattan, the City of New York, or the State of New Jersey are authorized or obligated by law or executive order to close.

“Certificate of Designation” shall mean the Certificate of Designation of the Preferred Shares, a copy of which is attached hereto as Exhibit A.
“Close of Business” on any given date shall mean 5:00 p.m., New York City time, on such date; provided, however, that, if such date is not a Business Day, “Close of Business” shall mean 5:00 p.m., New York City time, on the next succeeding Business Day.
“Common Shares”, when used with reference to the Company prior to a Business Combination, shall mean the shares of Common Stock or any other shares of capital stock of the Company into which the Common Stock shall be reclassified or changed.  “Common Shares”, when used with reference to any Person (other than the Company prior to a Business Combination), shall mean shares of capital stock of such Person (if such Person is a corporation) of any class or series, or units of equity interests in such Person (if such Person is not a corporation) of any class or series, the terms of which do not limit (as a maximum amount and not merely in proportional terms) the amount of dividends or income payable or distributable on such class or series or the amount of assets distributable on such class or series upon any voluntary or involuntary liquidation, dissolution or winding up of such Person and do not provide that such class or series is subject to redemption at the option of such Person, or any shares of capital stock or units of equity interests into which the foregoing shall be reclassified or changed, and if there shall be more than one class or series of such shares of capital stock or units of equity interests of such Person, then “Common Shares” of such Person shall mean the class or series of capital stock of such Person or units of equity interests in such Person having voting power (being the power under ordinary circumstances (and not merely upon the happening of a contingency) to vote in the election of directors of such Person (if such Person is a corporation) or to participate in the management and control of such Person (if such Person is not a corporation)), or in the case of multiple classes or series having voting power, having the greatest voting power.
“Common Stock” shall have the meaning set forth in the introductory paragraph of this Rights Agreement.
“Company” shall have the meaning set forth in the heading of this Rights Agreement; provided, however, that if there is a Business Combination, “Company” shall have the meaning set forth in Section 11(c)(iii).
“Counterparty” shall have the meaning set forth in the definition of “Derivatives Contract”.
The term “control” with respect to any Person shall mean the power to direct the management and policies of such Person, directly or indirectly, by or through stock ownership, agency or otherwise, or pursuant to or in connection with an agreement, arrangement or understanding (written or oral) with one or more other Persons by or through stock ownership, agency or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing.

“Derivatives Contract” shall mean any option, warrant, swap, participation, convertible security, stock appreciation right or other right or contract (in each case other than the Rights) between two parties that is designed to produce economic benefits and risks for one party (the “Receiving Party”, and the other party, the “Counterparty”), that has an exercise or conversion privilege or a settlement payment or mechanism at a price related to Common Shares or a value determined in whole or in part with reference to, or derived in whole or in part from, the market price or value of Common Shares or that is otherwise designed to produce the economic benefits and risks to a Person that correspond substantially to the ownership by such Person of a number of Common Shares specified or referenced in such contract (such number corresponding to such economic benefits and risks, the “Notional Common Shares”), and that increases in value as the value of Common Shares increases or that provides to the holder of such contract an opportunity, directly or indirectly, to profit or share in any profit derived from any increase in the value of Common Shares (in any case, regardless of (i) whether such contract, right or derivative transaction conveys any voting rights, (ii) whether obligations under such contract, right or derivative transaction are required or permitted to be settled, in whole or in part, through the delivery of cash, shares of Common Stock or other property, (iii) whether any short or similar position under the same or any other Derivatives Contract, or (iv) whether or not presently exercisable), but shall not include:
(a)          rights of a bona fide pledgee of Common Shares to sell the Common Shares upon the bona fide exercise of its rights as a secured party;
(b)          rights of all holders of shares of Common Stock to receive Common Shares, or obligations of all holders of Common Shares to dispose of Common Shares, pro rata, as a result of a merger, exchange offer or consolidation involving the Company;
(c)          interests in broad-based index options, broad-based index futures and broad-based publicly traded market baskets of stocks approved for trading by the appropriate federal governmental authority;
(d)          interests or rights to participate in, or awards under, employee benefit plans of the Company established by the Company and held by employees or former employees of the Company or their permitted transferees; or
(e)          options granted to an underwriter in a registered public offering for the purpose of satisfying over-allotments in such offering.
“Distribution Date” shall have the meaning set forth in Section 3(b).
“Exchange Act” shall mean the Securities Exchange Act of 1934, as in effect on the date in question, unless otherwise specifically provided.
“Exchange Consideration” shall have the meaning set forth in Section 11(b)(i).

“Exempt Person” shall mean the the Company or any of its Subsidiaries or any Person holding Common Shares for or pursuant to the terms of any such employee benefit or compensation plan.
“Expiration Date” shall mean the Close of Business on October 2, 2019.
“including” shall mean including, without limitation.
“Major Part”, when used with reference to the assets of the Company and its Subsidiaries as of any date, shall mean assets (a) having a fair market value aggregating 50% or more of the total fair market value of all the assets of the Company and its Subsidiaries (taken as a whole) as of the date in question, (b) accounting for 50% or more of the total value (net of depreciation and amortization) of all the assets of the Company and its Subsidiaries (taken as a whole) as would be shown on a consolidated or combined balance sheet of the Company and its Subsidiaries as of the date in question, prepared in accordance with generally accepted accounting principles then in effect, or (c) accounting for 50% or more of the total amount of earnings before interest, taxes, depreciation and amortization or of the revenues of the Company and its Subsidiaries (taken as a whole) as would be shown on, or derived from, a consolidated or combined statement of income or net earnings of the Company and its Subsidiaries for the period of 12 months ending on the last day of the Company’s monthly accounting period next preceding the date in question, prepared in accordance with generally accepted accounting principles then in effect.
“Market Value”, when used with reference to Common Shares on any date, shall mean the average of the daily closing prices, per share, of such Common Shares for the period which is the shorter of (a) 30 consecutive Trading Days ending on the Trading Day immediately prior to the date in question or (b) the number of consecutive Trading Days beginning on the Trading Day immediately after the date of the first public announcement of the event requiring a determination of the Market Value of Common Shares and ending on the Trading Day immediately prior to the record date of such event.  The closing price for each Trading Day shall be the closing price quoted on the composite tape for securities listed on the New York Stock Exchange, or, if such securities are not quoted on such composite tape or if such securities are not listed or admitted to trading on such exchange, on the principal United States securities exchange registered under the Exchange Act (or any recognized foreign stock exchange) on which such securities are listed, or, if such securities are not listed or admitted to trading on any such exchange, the closing price (or, if no sale takes place on such Trading Day, the average of the closing bid and asked prices on such Trading Day) as quoted on any reputable quotations system specified by the Board, or if no such quotations are available, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such securities selected by the Board, or if on any such Trading Day no market maker is making a market in such securities, the closing price of such securities on such Trading Day shall be deemed to be the fair value of such securities as determined in good faith by the Board (whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent, the holders of Rights and all other Persons); provided, however, that if a Trading

Day occurs during a period following an announcement of any action of the type described in Section 12(a) that would require an adjustment thereunder by the issuer of the securities the closing price of which is to be determined, then, and in each such case, the closing price of such securities shall be appropriately adjusted to reflect the effect of such action on the market price of such securities; and provided further, however, that for the purpose of determining the closing price of the Preferred Shares for any Trading Day on which there is no market maker for the Preferred Shares, the closing price on such Trading Day shall be deemed to be the Formula Number (as defined in the Certificate of Designation) multiplied by the closing price of the Common Shares of the Company on such Trading Day.
“Notional Common Shares” shall have the meaning set forth in the definition of “Derivatives Contract”.
“Person” shall mean an individual, firm, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity, and shall include any successor (by merger or otherwise) thereof or thereto, as well as any group under Rule 13d-5(b)(1) of the General Rules and Regulations under the Exchange Act.
“Post Transferee” shall have the meaning set forth in Section 7(e).
“Preferred Shares” shall have the meaning set forth in the introductory paragraph of this Rights Agreement.  Any reference in this Rights Agreement to Preferred Shares shall be deemed to include any authorized fraction of a Preferred Share, unless the context otherwise requires.
“Principal Party” shall mean the Surviving Person in a Business Combination; provided, however, that, (i) if such Surviving Person is a direct or indirect Subsidiary of any other Person, “Principal Party” shall mean the Person which is the ultimate parent of such Surviving Person, and (ii) in the event ultimate control of such Surviving Person is shared by two or more Persons, “Principal Party” shall mean that Person that is immediately controlled by such two or more Persons.
“Prior Transferee” shall have the meaning set forth in Section 7(e).
“Purchase Price” with respect to each Right shall mean $24.00, as such amount may from time to time be adjusted as provided in this Rights Agreement, and shall be payable in lawful money of the United States of America.  All references herein to the Purchase Price shall mean the Purchase Price as in effect at the time in question.
“Receiving Party” shall have the meaning set forth in the definition of “Derivatives Contract”.
“Record Date” shall have the meaning set forth in the introductory paragraph of this Rights Agreement.
“Redemption Date” shall have the meaning set forth in Section 24(a).

“Redemption Price” with respect to each Right shall mean $0.001, as such amount may from time to time be adjusted in accordance with Section 12.  All references herein to the Redemption Price shall mean the Redemption Price as in effect at the time in question.
“Registered Common Shares” shall mean Common Shares that are, as of the date of consummation of a Business Combination, and have continuously been for the 12 months immediately preceding such date, registered under Section 12 of the Exchange Act, and if a Person has multiple classes or series of Registered Common Shares outstanding, “Registered Common Shares” of such Person shall mean the class or series of Registered Common Shares of such Person having voting power (being the power under ordinary circumstances (and not merely upon the happening of a contingency) to vote in the election of directors of such Person (if such Person is a corporation) or to participate in the management and control of such Person (if such Person is not a corporation)), or in the case of multiple classes or series having voting power, having the greatest voting power.
“Right Certificate” shall mean a certificate evidencing a Right in substantially the form attached hereto as Exhibit B.
“Rights” shall mean the rights to purchase Preferred Shares (or other securities) as provided in this Rights Agreement.
“Securities Act” shall mean the Securities Act of 1933, as in effect on the date in question, unless otherwise specifically provided.
“Subsidiary” shall mean a Person, at least a majority of the total outstanding voting power (being the power under ordinary circumstances (and not merely upon the happening of a contingency) to vote in the election of directors of such Person (if such Person is a corporation) or to participate in the management and control of such Person (if such Person is not a corporation)) of which is owned, directly or indirectly, by another Person or by one or more other Subsidiaries of such other Person or by such other Person and one or more other Subsidiaries of such other Person.
“Surviving Person” shall mean (a) the Person which is the continuing or surviving Person in a consolidation or merger specified in Section 11(c)(i)(A) or 11(c)(i)(B) or (b) the Person to which the Major Part of the assets of the Company and its Subsidiaries is sold, leased, exchanged or otherwise transferred or disposed of in a transaction specified in Section 11(c)(i)(C); provided, however, that, if the Major Part of the assets of the Company and its Subsidiaries is sold, leased, exchanged or otherwise transferred or disposed of in one or more related transactions specified in Section 11(c)(i)(C) to more than one Person, the “Surviving Person” in such case shall mean the Person that acquired assets of the Company and/or its Subsidiaries with the greatest fair market value in such transaction or transactions.
“Trading Day” shall mean a day on which the principal national securities exchange (or principal recognized foreign stock exchange, as the case may be) on which any securities or Rights, as the case may be, are listed or admitted to trading is open for the transaction of business or, if the securities or Rights in question are not listed or admitted to trading on any national securities exchange (or recognized foreign stock exchange, as the case may be), a Business Day.
SECTION 2.          Appointment of Rights Agent.  The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the express terms and conditions hereof, and the Rights Agent hereby accepts such appointment.  The Company may from time to time appoint one or more co-Rights Agents as it may deem necessary or desirable upon ten (10) calendar days’ prior written notice to the Rights Agent.  In the event the Company appoints one or more co-Rights Agents, the respective duties of the Rights Agent and any co-Rights Agents shall be as the Company shall reasonably determine; provided that such duties are consistent with the terms and provisions of this Rights Agreement and that contemporaneously with such appointment, if any, the Company shall notify the Rights Agent in writing thereof.  The Rights Agent shall have no duty to supervise and shall not be liable for the acts or omissions of any such co-Rights Agents.
SECTION 3.          Issue of Rights and Right Certificates.  (a) One Right shall be associated with each Common Share outstanding on the Record Date, each additional Common Share that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date or the Expiration Date and each additional Common Share with which Rights are issued after the Distribution Date but prior to the earlier of the Redemption Date or the Expiration Date as provided in Section 23, subject to adjustment as provided in this Rights Agreement.
(b)          Until the earlier of (i) the Close of Business on the tenth Business Day after the earlier of (A) the first date of public announcement (which, for purposes thereof, shall include a report filed pursuant to Section 13(d) of the Exchange Act) by the Company or an Acquiring Person that a Person has become an Acquiring Person or (B) such date as a majority of the Board shall become aware of the existence of an Acquiring Person, and (ii) such date, if any, as may be designated by the Board following the commencement of, or first public disclosure of an intent to commence, a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit or compensation plan of the Company or of any of its Subsidiaries, or any Person organized, appointed or established by the Company and holding Common Shares for or pursuant to the terms of any such employee benefit or compensation plan) for outstanding Common Shares, if upon consummation of such tender or exchange offer such Person could be the Beneficial Owner of more than 20% of the outstanding Common Shares (the Close of Business on the earlier of such dates being the “Distribution Date”), (x) the Rights shall, except as otherwise provided in Section 3(c), be evidenced by the certificates for Common Shares registered in the names of the holders thereof, or, in the case of Common Shares held in uncertificated form, by the transaction statement or other record of ownership of such Common Shares, and not by separate Right Certificates, and (y) the Rights, including the right to receive Right Certificates, shall be transferable only in connection with the transfer of the underlying Common Shares.  As soon as practicable after the Distribution Date, the Company shall prepare and execute, the Rights Agent shall countersign, and the Company will send or cause to be sent (and the Rights Agent shall, if requested and provided with all necessary information, send) by first-class, postage-prepaid mail, to each record holder of Common Shares as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company or the transfer agent or registrar for the Common Shares, one or more Right Certificates evidencing one whole Right for each Common Share held by such record holder, subject to the provisions of Section 15 and to adjustment as provided in this Rights Agreement.  As of and after the Distribution Date, the Rights shall be evidenced solely by such Right Certificates.  The Company shall, as promptly as practicable, notify the Rights Agent in writing upon the occurrence of the Distribution Date and, if such notification is given orally, the Company shall confirm same in writing on or prior to the Business Day next following.  Until such notice is received by the Rights Agent, the Rights Agent may presume conclusively for all purposes that the Distribution Date has not occurred.
(c)          As soon as practicable after the Record Date, the Company will send a copy of a Summary of Rights to Purchase Preferred Shares, in substantially the form attached hereto as Exhibit C (the “Summary of Rights”), by first-class, postage-prepaid mail, to each record holder of Common Shares as of the Close of Business on the Record Date at the address of such holder shown on the records of the Company or the transfer agent or registrar for the Common Shares.  With respect to any Common Shares outstanding as of the Record Date, and until the earliest of the Distribution Date, the Redemption Date or the Expiration Date, (i) in the case of certificated shares, (A) the Rights associated with the Common Shares represented by any certificate shall be evidenced by such certificate for the Common Shares with a copy of the Summary of Rights attached thereto and the registered holders of the Common Shares shall also be the registered holders of the associated Rights and (B) the surrender for transfer of any such certificate, even without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the Common Shares represented thereby, and (ii) in the case of Common Shares held in uncertificated form, (A) the Rights associated with the Common Shares shall be evidenced by the balances indicated in the book-entry account system of the transfer agent for such Common Shares and the registered holders of the Common Shares shall also be the registered holders of the associated Rights and (B) the transfer of any Common Shares in the book-entry account system of the transfer agent for such Common Shares shall also constitute the transfer of the Rights associated with such Common Shares.
(d)          In the case of certificated Common Shares, certificates issued for Common Shares after the Record Date (including upon transfer or exchange of outstanding Common Shares), but prior to the earliest of the Distribution Date, the Redemption Date or the Expiration Date, shall have printed on, written on or otherwise affixed to them a legend in substantially the following form:

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement dated as of October 3, 2018 (as it may be amended, supplemented or modified from time to time (the “Rights Agreement”)), between BARNES & NOBLE, INC. (the “Company”) and COMPUTERSHARE TRUST COMPANY, N.A., as Rights Agent (and any successor Rights Agent, the “Rights Agent”), the terms of which (including restrictions on the transfer of such Rights) are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company.  Under certain circumstances, as set forth in the Rights Agreement, such Rights shall be evidenced by separate certificates and shall no longer be evidenced by this certificate.  The Company shall mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor.  RIGHTS BENEFICIALLY OWNED BY ACQUIRING PERSONS OR THEIR AFFILIATES OR ASSOCIATES (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND BY ANY SUBSEQUENT HOLDER OF SUCH RIGHTS ARE NULL AND VOID AND NONTRANSFERABLE.
Notwithstanding this Section 3(d), neither the omission of a legend nor the inclusion of a legend that makes reference to a rights agreement other than the Rights Agreement shall affect the enforceability of any part of this Rights Agreement or the rights of any holder of Rights.
(e)          In the case of Common Shares held in uncertificated form, the Company shall cause the confirmation and account statements sent to holders of Common Shares in book-entry form (including upon transfer or exchange of outstanding Common Shares) prior to the earliest of the Distribution Date, the Redemption Date or the Expiration Date to bear a legend in substantially the following form:
Each share of Common Stock, par value $0.001 per share, of BARNES & NOBLE, INC. (the “Company”) entitles the holder thereof to certain Rights as set forth in a Rights Agreement dated as of October 3, 2018 (as it may be amended, supplemented or modified from time to time (the “Rights Agreement”)), between the Company and COMPUTERSHARE TRUST COMPANY, N.A., as Rights Agent (and any successor Rights Agent, the “Rights Agent”), the terms of which (including restrictions on the transfer of such Rights) are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company.  Under certain circumstances, as set forth in the Rights Agreement, such Rights shall be evidenced by separate certificates and shall no longer be evidenced by the shares to which this statement relates.  The Company shall mail to the holder of shares to which this statement relates a copy of the Rights Agreement without charge after receipt of a written request therefor.  RIGHTS BENEFICIALLY OWNED BY ACQUIRING PERSONS OR THEIR AFFILIATES OR ASSOCIATES (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND BY ANY SUBSEQUENT HOLDER OF SUCH RIGHTS ARE NULL AND VOID AND NONTRANSFERABLE.

Notwithstanding this Section 3(e), neither the omission of a legend nor the inclusion of a legend that makes reference to a rights agreement other than the Rights Agreement shall affect the enforceability of any part of this Rights Agreement or the rights of any holder of Rights.
SECTION 4.          Form of Right Certificates.  The Right Certificates (and the form of election to purchase Preferred Shares and form of assignment to be printed on the reverse side thereof), when and if issued, shall be in substantially the form set forth as Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate (but which do not affect the rights, duties or responsibilities of the Rights Agent) and as are not inconsistent with the provisions of this Rights Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to customary usage.  Subject to the other provisions of this Rights Agreement (including Sections 7, 11 and 23), the Right Certificates, whenever issued, shall be dated as of the Distribution Date and shall entitle the holders thereof to purchase such number of Preferred Shares as shall be set forth therein for the Purchase Price set forth therein, subject to adjustment as provided in this Rights Agreement.
SECTION 5.          Execution, Countersignature and Registration.  (a) The Right Certificates shall be executed on behalf of the Company by (x) the Chairman, or any Vice President, and by the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer or (y) any two officers designated by the Board, either manually or by facsimile signature, and may have affixed thereto the Company’s seal or a facsimile thereof.  The Right Certificates shall be countersigned by the Rights Agent either manually or by facsimile signature, and shall not be valid or obligatory for any purpose unless so countersigned.  In the event that any officer of the Company who shall have signed any of the Right Certificates shall cease to be such an officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates may nevertheless be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such an officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of execution of this Rights Agreement any such person was not such an officer of the Company.
(b)          Following the Distribution Date, the Rights Agent shall keep or cause to be kept, at its office designated for such purpose, books for registration and transfer of the Right Certificates issued hereunder.  Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced by each of the Right Certificates, the certificate number of each of the Right Certificates and the date of each of the Right Certificates.

SECTION 6.          Transfer, Split-Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates; Uncertificated Rights.  (a) Subject to Sections 7(e) and 15, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the earlier of the Redemption Date or the Expiration Date, any Right Certificate or Right Certificates (other than Right Certificates representing Rights that have become null and void pursuant to Section 7(e)) may be transferred, split-up, combined or exchanged for another Right Certificate or Right Certificates representing, in the aggregate, the same number of Rights as the Right Certificate or Right Certificates surrendered then represented.  The Right Certificates are transferable only on the registry books of the Rights Agent.  Any registered holder desiring to transfer, split-up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent and shall surrender the Right Certificate or Right Certificates to be transferred, split-up, combined or exchanged at the office of the Rights Agent designated for such purpose; provided, however, that neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any Right Certificate surrendered for transfer until the registered holder shall have properly completed and duly signed the certification contained in the form of assignment on the reverse side of such Right Certificate and shall have provided a signature guarantee such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company or the Rights Agent shall reasonably request.  Thereupon the Rights Agent shall, subject to Sections 7(e) and 15, countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested.  The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split-up, combination or exchange of Right Certificates.  If and to the extent the Company does require payment of any such taxes or charges, the Company shall give the Rights Agent prompt written notice thereof and the Rights Agent shall have no obligation or duty to deliver any Right Certificate or take any action under any section of this Rights Agreement unless and until it is satisfied that all such payments have been made, and the Rights Agent shall promptly forward any such sum collected by it to the Company or to such Persons as the Company may specify by written notice.
(b)          Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company’s or the Rights Agent’s request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancelation of the Right Certificate if mutilated, the Company shall execute a new Right Certificate of like tenor and deliver such new Right Certificate to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

(c)          Notwithstanding any other provision hereof, the Company and the Rights Agent may amend this Rights Agreement to provide for uncertificated Rights in addition to or in place of Rights evidenced by Right Certificates.
SECTION 7.          Exercise of Rights; Expiration Date of Rights.  (a) Subject to the other provisions of this Rights Agreement (including Section 7(e) and Section 11), each Right shall entitle the registered holder thereof, upon exercise thereof as provided in this Rights Agreement, to purchase for the Purchase Price, at any time after the Distribution Date and at or prior to the earlier of (i) the Expiration Date and (ii) the Redemption Date, one one-thousandth (1/1,000th) of a Preferred Share, subject to adjustment as provided in this Rights Agreement.
(b)          Subject to the other provisions of this Rights Agreement (including Section 7(e)), the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided in this Rights Agreement) in whole or in part at any time after the Distribution Date, upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof properly completed and duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, accompanied by a signature guarantee and such other documentation as the Rights Agent may reasonably request, together with payment of the Purchase Price for each one one-thousandth (1/1,000th) of a Preferred Share (as such fraction may be adjusted as provided in this Rights Agreement) as to which the Rights are exercised, at or prior to the earlier of (i) the Expiration Date and (ii) the Redemption Date.  Except for those provisions herein that expressly survive the termination of this Rights Agreement, this Rights Agreement shall terminate at such time as the Rights are no longer exercisable hereunder.
(c)          Subject to the other provisions of this Rights Agreement (including Section 7(e)), upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase properly completed and duly executed, accompanied by payment of the Purchase Price for the Preferred Shares to be purchased together with an amount equal to any applicable transfer tax or charge, in lawful money of the United States of America, in cash or by certified check or money order payable to the order of the Company, the Rights Agent shall thereupon promptly (i) either (A) requisition from any transfer agent of the Preferred Shares (or make available, if the Rights Agent is the transfer agent for such shares) certificates for the total number of Preferred Shares to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests or (B) if the Company shall have elected to deposit the Preferred Shares with a depositary agent under a depositary arrangement, requisition from the depositary agent depositary receipts representing the number of one one-thousandths (1/1,000ths) of a Preferred Share (as such fraction may be adjusted as provided in this Rights Agreement) to be purchased (in which case certificates for the Preferred Shares to be represented by such receipts shall be deposited by the transfer agent of the Preferred Shares with any such depositary agent) and the Company shall direct the depositary agent to comply with all such requests,

(ii) when necessary to comply with this Rights Agreement (or otherwise when appropriate, as determined by the Company with written notice to the Rights Agent), requisition from the Company the amount of cash, if any, to be paid in lieu of issuance of fractional shares in accordance with Section 15, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or, upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) when necessary to comply with this Rights Agreement (or otherwise when appropriate, as determined by the Company with written notice to the Rights Agent), after receipt thereof, deliver such cash, if any, to or upon the order of the registered holder of such Right Certificate.
(d)          In case the registered holder of any Right Certificate shall exercise fewer than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to the registered holder of such Right Certificate or to such holder’s duly authorized assigns, subject to the provisions of Section 15.
(e)          Notwithstanding anything in this Rights Agreement to the contrary, any Rights that are at any time beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any Associate or Affiliate of such Acquiring Person) who becomes a transferee after the Acquiring Person becomes such (a “Post Transferee”), (iii) a transferee of an Acquiring Person (or of any Associate or Affiliate of such Acquiring Person) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or from such Affiliate or Associate) to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person (or such Affiliate or Associate) has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e) (a “Prior Transferee”), or (iv) any subsequent transferee receiving transferred Rights from a Post Transferee or a Prior Transferee, either directly or through one or more intermediate transferees, shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Rights Agreement or otherwise.  The Company shall use all reasonable efforts to ensure that the provisions of this Section 7(e) are complied with, but shall have no liability to any holder of any Right Certificate or any other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliate or Associate, or any transferee thereof, hereunder.  The Company shall give the Rights Agent written notice of the identity of any Acquiring Person, Associate or Affiliate known to it, or the nominee of any of the foregoing, and the Rights Agent may rely on such notice in carrying out its duties under this Rights Agreement and shall be deemed not to have any knowledge of the identity of any such Acquiring Person, Associate or Affiliate, or the nominee of any of the foregoing unless and until it shall have received such notice.
(f)          Notwithstanding anything in this Rights Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of any Right Certificates upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) properly completed and duly signed the certificate contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise, (ii) tendered the Purchase Price (and an amount equal to any applicable transfer tax or charge required to be paid by the holder of such Right Certificate in accordance with Section 9 to the Company in the manner set forth in Section 7(c) and (iii) provided a signature guarantee and such other documentation as the Rights Agent may reasonably request and such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.
SECTION 8.          Cancelation and Destruction of Right Certificates.  All Right Certificates surrendered or presented for the purpose of exercise, transfer, split-up, combination or exchange shall, and any Right Certificate representing Rights that have become null and void and nontransferable pursuant to Section 7(e) surrendered or presented for any purpose shall, if surrendered or presented to the Company or to any of its agents, be delivered to the Rights Agent for cancelation or in canceled form, or, if surrendered or presented to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by this Rights Agreement.  The Company shall deliver to the Rights Agent for cancelation and retirement, and the Rights Agent shall so cancel and retire, any Right Certificate purchased or acquired by the Company.  At the expense of the Company, the Rights Agent shall deliver all canceled Right Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.
SECTION 9.          Reservation and Availability of Preferred Shares.  (a) The Company shall cause to be reserved and kept available out of its authorized and unissued Preferred Shares or any authorized and issued Preferred Shares held in its treasury, free from preemptive rights or any right of first refusal, a number of Preferred Shares sufficient to permit the exercise in full of all outstanding Rights.
(b)          If there are not sufficient Preferred Shares issued but not outstanding or authorized but unissued to permit the exercise or exchange of Rights in accordance with this Rights Agreement, the Company shall take all such action as may be necessary to authorize additional Preferred Shares for issuance upon the exercise or exchange of Rights pursuant to this Rights Agreement; provided, however, that if the Company is unable to cause the authorization of additional Preferred Shares, then the Company shall, or, if action by the Company’s stockholders is necessary to cause such authorization, in lieu of seeking any such authorization, the Company may, to the extent necessary and permitted by applicable law and any agreements or instruments in effect prior to the Distribution Date to which it is a party, (i) upon surrender of a Right, pay cash equal to the Purchase Price in lieu of issuing Preferred Shares and requiring payment therefor, (ii) upon due exercise of a Right and payment of the Purchase Price for each Preferred Share as to which such Right is exercised, issue common stock or other equity and/or debt securities having a value equal to the value of the Preferred Shares that otherwise would have been issuable pursuant to this Rights Agreement, which value shall be determined by a nationally recognized investment banking firm selected by the Board, or (iii) upon due exercise of a Right and payment of the Purchase Price for each Preferred Share as to which such Right is exercised, distribute a combination of Preferred Shares, cash and/or other equity and/or debt securities having an aggregate value equal to the value of the Preferred Shares that otherwise would have been issuable pursuant to this Rights Agreement, which value shall be determined by a nationally recognized investment banking firm selected by the Board.  To the extent that any legal or contractual restrictions (pursuant to agreements or instruments in effect prior to the Distribution Date to which it is party) prevent the Company from paying the full amount payable in accordance with the foregoing sentence, the Company shall pay to holders of the Rights as to which such payments are being made all amounts that are not then restricted on a pro rata basis as such payments become permissible under such legal or contractual restrictions until such payments have been paid in full.
(c)          The Company shall take all actions as may be necessary to ensure that all Preferred Shares delivered upon exercise or exchange of Rights shall, at the time of delivery of the certificates for such Preferred Shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.
(d)          The Company shall pay when due and payable any and all Federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of Right Certificates or of any Preferred Shares or Common Shares or other securities upon the exercise or exchange of the Rights.  The Company shall not, however, be required to pay any transfer tax or charge which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or in respect of the issuance or delivery of certificates or depositary receipts for the Preferred Shares or Common Shares or other securities, as the case may be, in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or exchange or to issue or deliver any certificates or depositary receipts for Preferred Shares or Common Shares or other securities, as the case may be, upon the exercise or exchange of any Rights until any such tax or charge shall have been paid (any such tax or charge being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company’s satisfaction that no such tax or charge is due.

SECTION 10.          Preferred Shares Record Date.  Each Person in whose name any certificate for Preferred Shares or Common Shares or other securities is issued upon the exercise or exchange of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Shares or Common Shares or other securities, as the case may be, represented thereby on, and such certificate shall be dated, the date on which the Right Certificate evidencing such Rights was duly surrendered with the forms of election and certification properly completed and duly executed and payment of any Purchase Price (and any applicable transfer taxes or charges) was made; provided, however, that, if the date of such surrender and payment is a date upon which the transfer books of the Company for the Preferred Shares or Common Shares or other securities, as the case may be, are closed, such Person shall be deemed to have become the record holder of such Preferred Shares or Common Shares or other securities, as the case may be, on, and such certificate shall be dated, the next succeeding Business Day on which the transfer books of the Company for the Preferred Shares or Common Shares or other securities, as the case may be, are open.
SECTION 11.          Adjustments in Rights After There Is an Acquiring Person; Exchange of Rights for Shares; Business Combinations.  (a) Subject to the other provisions of this Rights Agreement (including the definition of Acquired Person and Section 7(e)), upon a Person becoming an Acquiring Person, each holder of a Right shall thereafter have a right to receive, upon exercise thereof for the Purchase Price in accordance with the terms of this Rights Agreement, such number of one one-thousandths (1/1,000ths) of a Preferred Share (as such fraction may be adjusted as provided in this Rights Agreement) as shall equal the result obtained by multiplying the Purchase Price by a fraction, the numerator of which is the number of one one-thousandths (1/1,000ths) of a Preferred Share (as such fraction may be adjusted as provided in this Rights Agreement) for which such Right is then exercisable and the denominator of which is 50% of the Market Value of the Common Shares on the date on which such Person became an Acquiring Person.
(b)          (i)          The Board may, at its option, at any time after a Person becomes an Acquiring Person, mandatorily exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that shall have become null and void and nontransferable pursuant to Section 7(e)) for consideration per Right consisting of either (A) one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring in respect of the Common Stock after the date hereof in accordance with Section 11(a) or, if applicable, Section 9(b)(ii) or 9(b)(iii), (B) in the event that there shall not be sufficient shares of Common Stock issued but not outstanding or authorized but unissued to permit an exchange of Rights for Common Stock as contemplated in accordance with Section 11(b)(i)(A), the Board shall substitute to the extent of such insufficiency, for each share of Common Stock that would be issuable upon exchange of a Right pursuant to Section 11(b)(i)(A), a number of Preferred Shares or fraction thereof (or shares having the same rights, privileges and preferences as the Preferred Shares) such that the current per share market price of one share of Preferred Stock (or shares having the same rights, privileges and preferences as the Preferred Shares) multiplied by such number or fraction is equal to the current per share market price of one share of Common Stock as of the date of such exchange, or (C) cash consideration in lieu of the Preferred Shares contemplated in the foregoing Section 11(b)(i)(A) with such cash consideration to be paid as specified in Section 9(b)(i) (the consideration issuable per Right pursuant to this Section 11(b)(i) being the “Exchange Consideration”), provided that the Board shall, subject to applicable law, elect to exchange all the Rights for Exchange Consideration if and to the extent necessary to avoid any default under any agreements or instruments in effect prior to the Distribution Date.  If the Board elects to exchange all the Rights for Exchange Consideration pursuant to this Section 11(b)(i) prior to the physical distribution of the Right Certificates, the Company may distribute the Exchange Consideration in lieu of distributing Right Certificates, in which case for purposes of this Rights Agreement holders of Rights shall be deemed to have simultaneously received and surrendered for exchange Right Certificates on the date of such distribution.  Notwithstanding the foregoing, the Board may not effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company or any employee benefit plan of the Company or any of its Subsidiaries or any Person holding Common Shares for or pursuant to the terms of any such employee benefit or compensation plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of more than 50% of the Common Shares then outstanding.
(ii)          Any action of the Board ordering the exchange of any Rights pursuant to Section 11(b)(i) shall be irrevocable and, immediately upon the taking of such action and without any further action and without any notice, the right to exercise any such Right so exchanged pursuant to Section 11(a) shall terminate and the only right thereafter of a holder of such Right shall be to receive the Exchange Consideration in exchange for each such Right held by such holder or, if the Exchange Consideration shall not have been paid or issued, to exercise any such Right pursuant to Section 11(c)(i).  The Company shall promptly give public notice of any such exchange (with prompt written notice thereof to the Rights Agent); provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange.  The Company shall promptly mail a notice of any such exchange to all holders of the Rights to be exchanged at their last addresses as they appear upon the registry books of the Rights Agent.  Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.  Each such notice of exchange shall state the method by which the exchange of the Rights for the Exchange Consideration will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged.  Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which shall have become null and void and nontransferable pursuant to the provisions of Section 7(e)) held by each holder of Rights.

(c)          (i)          In the event that, directly or indirectly, any transactions specified in the following clause (A), (B) or (C) of this Section 11(c)(i) (each such transaction being a “Business Combination”) shall be consummated:
(A)          the Company shall consolidate with, or merge with and into, any Acquiring Person or any Affiliate or Associate of an Acquiring Person;
(B)          any Acquiring Person or any Affiliate or Associate of an Acquiring Person shall merge with and into the Company and, in connection with such merger, all or part of the outstanding Common Shares of the Company shall be changed into or exchanged for capital stock or other securities of the Company or of any Acquiring Person or Affiliate or Associate of an Acquiring Person or cash or any other property; or
(C)          the Company shall sell, lease, exchange or otherwise transfer or dispose of (or one or more of its Subsidiaries shall sell, lease, exchange or otherwise transfer or dispose of), in one or more transactions, the Major Part of the assets of the Company and its Subsidiaries to any Acquiring Person or any Affiliate or Associate of an Acquiring Person,
then, in each such case, proper provision shall be made so that each holder of a Right, except as provided in Section 7(e), shall thereafter have the right to receive, upon the exercise thereof for the Purchase Price in accordance with the terms of this Rights Agreement, the securities specified below (or, at such holder’s option, the securities specified in Section 11(a) if the Company is the surviving corporation in such Business Combination):
(1)          if the Principal Party in such Business Combination has Registered Common Shares outstanding, each Right shall thereafter represent the right to receive, upon the exercise thereof for the Purchase Price in accordance with the terms of this Rights Agreement, such number of Registered Common Shares of such Principal Party, free and clear of all liens, encumbrances or other adverse claims, as shall have an aggregate Market Value as of the time of exercise thereof equal to the result obtained by multiplying the Purchase Price by two;
(2)          if the Principal Party involved in such Business Combination does not have Registered Common Shares outstanding, each Right shall thereafter represent the right to receive, upon the exercise thereof for the Purchase Price in accordance with the terms of this Rights

Agreement, at the election of the holder of such Right at the time of the exercise thereof, any of:
(i)          such number of Common Shares of the Surviving Person in such Business Combination (if the Principal Party is also the Surviving Person in such Business Combination) as shall have an aggregate Book Value immediately after giving effect to such Business Combination equal to the result obtained by multiplying the Purchase Price by two;
(ii)          such number of Common Shares of the Principal Party in such Business Combination (if the Principal Party is not also the Surviving Person in such Business Combination) as shall have an aggregate Book Value immediately after giving effect to such Business Combination equal to the result obtained by multiplying the Purchase Price by two; or
(iii)          if the Principal Party in such Business Combination is an Affiliate of one or more Persons that has Registered Common Shares outstanding, such number of Registered Common Shares of whichever of such Affiliates of the Principal Party has Registered Common Shares with the greatest aggregate Market Value on the date of consummation of such Business Combination as shall have an aggregate Market Value on the date of such Business Combination equal to the result obtained by multiplying the Purchase Price by two.
(ii)          The Company shall not consummate any Business Combination unless each issuer of Common Shares for which Rights may be exercised, as set forth in this Section 11(c), shall have sufficient authorized Common Shares that have not been issued or reserved for issuance (and which shall, when issued upon exercise thereof in accordance with this Rights Agreement, be validly issued, fully paid and nonassessable and free of preemptive rights, rights of first refusal or any other restrictions or limitations on the transfer or ownership thereof) to permit the exercise in full of the Rights in accordance with this Section 11(c) and unless prior thereto:
(A)          a registration statement under the Securities Act on an appropriate form, with respect to the Rights and the Common

Shares of such issuer purchasable upon exercise of the Rights, shall be effective under the Securities Act; and
(B)          the Company and each such issuer shall have:
(1)          executed and delivered to the Rights Agent a supplemental agreement providing for the assumption by such issuer of the obligations set forth in this Section 11(c) (including the obligation of such issuer to issue Common Shares upon the exercise of Rights in accordance with the terms set forth in Sections 11(c)(i) and 11(c)(iii)) and further providing that such issuer, at its own expense, shall use its best efforts to:
(i)          cause a registration statement under the Securities Act on an appropriate form, with respect to the Rights and the Common Shares of such issuer purchasable upon exercise of the Rights, to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date;
(ii)          qualify or register the Rights and the Common Shares of such issuer purchasable upon exercise of the Rights under the blue sky or securities laws of such jurisdictions as may be necessary or appropriate; and
(iii)          list the Rights and the Common Shares of such issuer purchasable upon exercise of the Rights on each national securities exchange on which the Common Shares were listed prior to the consummation of the Business Combination or, if the Common Shares were not listed or admitted to trading on a national securities exchange prior to the consummation of the Business Combination, on a national securities exchange;
(2)          furnished to the Rights Agent a written opinion of independent counsel stating that such supplemental agreement is a valid, binding and enforceable agreement of such issuer; and
(3)          filed with the Rights Agent a certificate of a nationally recognized firm of independent accountants setting forth the number of Common Shares of such issuer that may be purchased upon the exercise of each Right after the consummation of such Business Combination.
(iii)          After consummation of any Business Combination and subject to the provisions of Section 11(c)(ii), (A) each issuer of Common Shares for which Rights may be exercised as set forth in this Section 11(c) shall be liable for, and shall assume, by virtue of such Business Combination, all the obligations and duties of the Company pursuant to this Rights Agreement, (B) the term “Company” shall thereafter be deemed to refer to such issuer, (C) each such issuer shall take such steps in connection with such consummation as may be necessary to assure that the provisions of this Rights Agreement (including Sections 11(a) and 11(c)) shall thereafter be applicable, as nearly as reasonably may be, in relation to its Common Shares thereafter deliverable upon the exercise of the Rights, (D) the number of Common Shares of each such issuer thereafter receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions of Sections 11 and 12 and (E) the other provisions of this Rights Agreement (including Sections 7, 9 and 10) with respect to the Preferred Shares shall apply, as nearly as reasonably may be, on like terms to any such Common Shares.
SECTION 12.          Certain Adjustments.  (a) To preserve the actual or potential economic value of the Rights, if at any time after the date of this Rights Agreement there shall be any change in the Common Shares or the Preferred Shares, whether by reason of stock dividends, stock splits, reclassifications, recapitalizations, mergers, consolidations, combinations or exchanges of securities, split-ups, split-offs, spin-offs, liquidations, other similar changes in capitalization, any distribution or issuance of cash, assets, evidences of indebtedness or subscription rights, options or warrants to holders of Common Shares, or Preferred Shares, as the case may be (other than distribution of the Rights or regular quarterly cash dividends), or otherwise, then, in each such event the Board shall make such appropriate adjustments in the number of Preferred Shares (or the number and kind of other securities) issuable upon exercise of each Right, the Purchase Price and Redemption Price in effect at such time and the number of Rights outstanding at such time (including the number of Rights or fractional Rights associated with each Common Share) such that following such adjustment such event shall not have had the effect of reducing or limiting the benefits the holders of the Rights would have had absent such event.
(b)          If, as a result of an adjustment made pursuant to Section 12(a), the holder of any Right thereafter exercised shall become entitled to receive any securities other than Preferred Shares, thereafter the number of such securities so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions of Sections 11 and 12 and the other provisions of this Rights Agreement (including Sections 7, 9 and 10) with respect to the Preferred Shares shall apply, as nearly as reasonably may be, on like terms to any such other securities.
(c)          All Rights originally issued by the Company subsequent to any adjustment made to the amount of Preferred Shares or other securities relating to a Right shall evidence the right to purchase, for the Purchase Price, the adjusted number and kind of securities purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided in this Rights Agreement.
(d)          Irrespective of any adjustment or change in the Purchase Price or the number of Preferred Shares or number or kind of other securities issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the terms that were expressed in the initial Right Certificates issued hereunder.
(e)          In any case in which action taken pursuant to Section 12(a) requires that an adjustment be made effective as of a record date for a specified event, the Company may elect to defer (with prompt written notice thereof to the Rights Agent) until the occurrence of such event the issuing to the holder of any Right exercised after such record date the Preferred Shares and/or other securities, if any, issuable upon such exercise over and above the Preferred Shares and/or other securities, if any, issuable before giving effect to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional securities upon the occurrence of the event requiring such adjustment.
SECTION 13.          Certificate of Adjustment.  Whenever an adjustment is made or any event occurs affecting the Rights or their exercisability (including an event which causes the Rights to become null and void) as provided in Section 11 or 12, the Company shall (a) promptly prepare a certificate setting forth such adjustment or describing such event and a brief, reasonably detailed statement of the facts, computations and methodology accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Preferred Shares, a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate (or, if prior to the Distribution Date, to each holder of Common Shares) in accordance with Section 25, provided that the failure to prepare, file or mail such certificate or summary shall not affect the validity of such adjustment.  The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment or statement therein contained and shall have no duty or liability with respect to, and shall not be deemed to have knowledge of, any adjustment or any such event unless it shall have received such a certificate.
SECTION 14.          Additional Covenants.  (a) Notwithstanding any other provision of this Rights Agreement, no adjustment to the number of Preferred Shares (or fractions of a share) or other securities for which a Right is exercisable or the number of Rights outstanding or associated with each Common Share or any similar or other adjustment shall be made or be effective if such adjustment would have the effect of reducing or limiting the benefits the holders of the Rights would have had absent such adjustment, including the benefits under Sections 11 and 12, unless the terms of this Rights Agreement are amended so as to preserve such benefits.
(b)          The Company covenants and agrees that, after the Distribution Date, except as permitted by Sections 11(b), 24 or 26, it shall not take (or permit any Subsidiary of the Company to take) any action if at the time such action is taken it is intended or reasonably foreseeable that such action will reduce or otherwise limit the benefits the holders of Rights would have had absent such action, including the benefits under Sections 11 and 12.  Any action taken by the Company during any period after any Person becomes an Acquiring Person but prior to the Distribution Date shall be null and void unless such action could be taken under this Section 14(b) from and after the Distribution Date.  The Company shall not consummate any Business Combination if any issuer of Common Shares for which Rights may be exercised after such Business Combination in accordance with Section 11(c) shall have taken any action that reduces or otherwise limits the benefits the holders of Rights would have had absent such action, including the benefits under Sections 11 and 12.
SECTION 15.          Fractional Rights and Fractional Shares.  (a) The Company may, but shall not be required to, issue fractions of Rights or distribute Right Certificates which evidence fractional Rights.  In lieu of such fractional Rights, the Company may pay to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Right.  For purposes of this Section 15(a), the current market value of a whole Right shall be the closing price of the Rights (as determined pursuant to the second sentence of the definition of Market Value contained in Section 1) for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable.
(b)          The Company may, but shall not be required to, issue fractions of Preferred Shares upon exercise of the Rights or distribute certificates that evidence fractional Preferred Shares.  In lieu of fractional Preferred Shares, the Company may elect to (i) utilize a depository arrangement as provided by the terms of the Preferred Shares or (ii) in the case of a fraction of a Preferred Share (other than one one-thousandths (1/1,000ths) of a Preferred Share (as such fraction may adjusted as provided in this Rights Agreement) or any integral multiple thereof), pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Preferred Share, if any are outstanding and publicly traded (or the same fraction of the current market value of one Common Share times the Formula Number (as defined in the Certificate of Designation) if the Preferred Shares are not outstanding and publicly traded).  For purposes of this Section 15(b), the current market value of a Preferred Share (or Common Share) shall be the closing price of a Preferred Share (or Common Share) (as determined pursuant to the second sentence of the definition of Market

Value contained in Section 1) for the Trading Day immediately prior to the date of such exercise.  If, as a result of an adjustment made pursuant to Section 12(a), the holder of any Right thereafter exercised shall become entitled to receive any securities other than Preferred Shares, the provisions of this Section 15(b) shall apply, as nearly as reasonably practicable, on like terms to such other securities.
(c)          The Company may, but shall not be required to, issue fractions of Common Shares upon exchange of Rights pursuant to Section 11(b), or to distribute certificates that evidence fractional Common Shares.  In lieu of such fractional Common Shares, the Company may pay to the registered holders of the Right Certificates with regard to which such fractional Common Shares would otherwise be issuable an amount in cash equal to the same fraction of the current Market Value of one Common Share as of the date on which a Person became an Acquiring Person.
(d)          Each holder of Rights by the acceptance of such Rights expressly waives such holder’s right to receive any fractional Rights or any fractional shares upon exercise of a Right except as provided in this Section 15.
(e)          Whenever a payment for fractional Rights or fractional shares is to be made by the Rights Agent, the Company shall (i) promptly prepare and deliver to the Rights Agent a certificate setting forth in reasonable detail the facts related to such payments and the prices and/or formulas utilized in calculating such payments, and (ii) provide sufficient monies to the Rights Agent in the form of fully collected funds to make such payments.  The Rights Agent shall be fully protected in relying upon such a certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of any payment for fractional Rights or fractional shares under any Section of this Rights Agreement relating to the payment of fractional Rights or fractional shares unless and until the Rights Agent shall have received such a certificate and sufficient monies.
SECTION 16.          Rights of Action.  (a) All rights of action in respect of this Rights Agreement, excepting the rights of action given to the Rights Agent under Sections 19 and 21, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Shares) may, in such holder’s own behalf and for such holder’s own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder’s right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Rights Agreement.  Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Rights Agreement and shall be entitled to specific performance of the obligations of any Person under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Rights

Agreement.  Notwithstanding anything in this Rights Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Rights Agreement by reason of any preliminary or permanent injunction or other order, judgment decree or ruling (whether interlocutory or final) issued by a court of competent jurisdiction or by a governmental, regulatory, self-regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use reasonable efforts to have any such injunction, order, judgment, decree or ruling lifted or otherwise overturned as soon as possible.
(b)          Any holder of Rights who prevails in an action against the Company to enforce the provisions of this Rights Agreement shall be entitled to recover from the Company the reasonable costs and expenses, including attorneys’ fees, incurred in such action.
SECTION 17.          Transfer and Ownership of Rights and Right Certificates.  (a) Prior to the Distribution Date, the Rights shall be transferable only in connection with the transfer of the Common Shares and the Right associated with each such Common Share shall be automatically transferred upon the transfer of each such Common Share.
(b)          After the Distribution Date, the Right Certificates shall be transferable, subject to Section 7(e), only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates properly completed and duly executed accompanied by a signature guarantee and such other documentation as the Rights Agent may reasonably request.
(c)          The Company and the Rights Agent may deem and treat the Person in whose name a Right Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated certificate for Common Shares made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.
SECTION 18.          Right Certificate Holder Not Deemed a Stockholder.  No holder, as such, of any Right Certificate shall be entitled to vote or receive dividends or other distributions or be deemed, for any purpose, the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company, including any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders, or to receive dividends or other distributions or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.
SECTION 19.          Concerning the Rights Agent.  (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder in accordance with a fee schedule to be mutually agreed upon and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the preparation, negotiation, delivery, amendment, administration and execution of this Rights Agreement and the exercise and performance of its duties hereunder, including any taxes or governmental charges imposed as a result of the action taken by it hereunder (other than any taxes on the fees payable to it).  The provisions of this Section 19 and Section 21 below shall survive the termination of this Rights Agreement, the exercise or expiration of the Rights and the resignation, replacement or removal of the Rights Agent.
(b)          The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its acceptance and administration of this Rights Agreement and the exercise and performance of its duties hereunder in reliance upon any Right Certificate or certificate for the Common Shares, or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or upon the advice or opinion of counsel as set forth in Section 21.  The Rights Agent shall not be deemed to have knowledge of any event of which it was supposed to receive notice thereof hereunder and the Rights Agent shall be fully protected and incur no liability for failing to take action in connection therewith unless and until it has received such notice in writing.
SECTION 20.          Merger or Consolidation or Change of Rights Agent.  (a) Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated or otherwise combined, or any Person resulting from any merger, consolidation or combination to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the shareholder services or stock transfer or corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Rights Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 22.  In case, at the time such successor Rights Agent shall succeed to the agency created by this Rights Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and, in case at that time any of the

Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Rights Agreement.
(b)          In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and, in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Rights Agreement.
SECTION 21.          Duties of Rights Agent.  The Rights Agent undertakes to perform only the duties and obligations expressly set forth in this Rights Agreement (and no implied duties or obligations) upon the following terms and conditions, by all of which the Company and the holders of Right Certificates (or, prior to the Distribution Date, of the Common Shares), by their acceptance thereof, shall be bound:
(a)          The Rights Agent may consult with legal counsel (who may be legal counsel for the Company or legal counsel for the Rights Agent), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent and, subject to Section 21(c), the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted by it in accordance with such advice or opinion.
(b)          Whenever in the performance of its duties under this Rights Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including the identity of any Acquiring Person and the determination of the current per share market price of any security) be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any corporate officer of the Company having the title of Chief Executive Officer, President, General Counsel, Secretary, Assistant Secretary, Treasurer, Assistant Treasurer or Vice President and delivered to the Rights Agent; and such certificate shall be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted by it in reliance upon such certificate.
(c)          The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence, bad faith or willful misconduct (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable judgment of a court of competent jurisdiction) in connection with the performance of its duties under this Rights

Agreement.  Notwithstanding anything in this Rights Agreement to the contrary, any liability of the Rights Agent under this Rights Agreement shall be limited to the amount of fees (but not reimbursed costs and expenses) paid by the Company to the Rights Agent during the twelve (12) months immediately preceding the event for which recovery from the Rights Agent is being sought. Anything to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage.
(d)          The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Rights Agreement or in the Right Certificates (except as to its countersignature thereof) or be required to verify the same, and all such statements and recitals are and shall be deemed to have been made by the Company only.
(e)          The Rights Agent shall not be under any responsibility in respect of the validity of this Rights Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof) and shall have no liability therefor; nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Rights Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming null and void pursuant to Section 7(e)) or any change or adjustment in the terms of Rights as required under the provisions of Section 11 or 12 or responsible for the manner, method or amount of any such change or adjustment or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice of any such adjustment pursuant to Section 13); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares or Common Shares to be issued pursuant to this Rights Agreement or any Right Certificate or as to whether any Preferred Shares or Common Shares will, when so issued, be validly authorized and issued, fully paid and nonassessable.
(f)          The Company agrees that it shall perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Rights Agreement.
(g)          The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any corporate officer of the Company having the title of Chief Executive Officer, President, General Counsel, Secretary, Assistant Secretary, Treasurer, Assistant Treasurer or Vice President in connection with its duties and such instructions shall be full authorization and protection to the Rights Agent and the Rights Agent shall not be liable for or in respect of any action taken, suffered or omitted by it in accordance with any such instructions or for any delay in acting while waiting for such instructions.  In the event of any conflict or inconsistency between or among any such instructions, the later in time shall govern.  Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken, suffered or omitted by the Rights Agent under this Rights Agreement and the date on and/or after which such action shall be taken or suffered or such omission shall be effective.  The Rights Agent shall not be liable for any action taken or suffered by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to the later of (i) the expiry of such five Business Day period and (ii) the Right’s Agent taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received either a written instructions in response to such application specifying the action to be taken, suffered or omitted, or written objection by the Company to such proposal.
(h)          The Rights Agent and any stockholder, affiliate, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company or its Subsidiaries may be interested, or contract with or lend money to the Company or its Subsidiaries or otherwise act as fully and freely as though it were not the Rights Agent under this Rights Agreement.  Nothing herein shall preclude the Rights Agent or any stockholder, affiliate, director, officer or employee from acting in any other capacity for the Company or for any other Person.
(i)          If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate contained in the form of assignment or the form of election to purchase set forth on the reverse thereof, as the case may be, has either not been properly completed or indicates an affirmative response to any clause thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company. The Rights Agent shall not be liable for any delay in acting while waiting for these instructions from the Company.
(j)          The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, omission, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, omission, default, neglect or misconduct absent gross negligence, bad faith or willful misconduct in the selection and continued employment thereof (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable judgment of a court of competent jurisdiction).
(k)          The Company shall indemnify the Rights Agent for, and hold the Rights Agent harmless against, any loss, liability, damage, claim or expense (including reasonable fees and expenses of legal counsel) that the Rights Agent may incur or to which it may become subject resulting from any action taken, suffered or omitted by the Rights Agent in connection with the acceptance, administration, exercise and performance of its duties under this Rights Agreement, including the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly, or enforcing its rights hereunder; provided, however, that the Rights Agent shall not be indemnified or held harmless with respect to any such loss, liability, damage or expense incurred by the Rights Agent as a result of, or arising out of, its own gross negligence, bad faith or willful misconduct (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable judgment of a court of competent jurisdiction).  In no case shall the Company be liable with respect to any action, proceeding, suit or claim against the Rights Agent unless the Rights Agent shall have notified the Company, by letter or by facsimile confirmed by letter, of the assertion of any action, proceeding, suit or claim against the Rights Agent, promptly after the Rights Agent shall have notice of any such assertion of an action, proceeding, suit or claim or have been served with the summons or other first legal process giving information as to the nature and basis of the action, proceeding, suit or claim; provided, that failure of the Rights Agent to give prompt notice in accordance with this clause (k) shall not relieve the Company of any liability to the Rights Agent, except to the extent that a court of competent jurisdiction finally determines that the Company’s defense of any action with respect to such action, proceeding, suit or claim has been materially prejudiced by the Rights Agent’s failure to give such prompt notice to the Company.  The Company shall be entitled to participate at its own expense in the defense of any such action, proceeding, suit or claim.  The Rights Agent agrees not to settle any litigation in connection with any action, proceeding, suit or claim with respect to which it may seek indemnification from the Company without the prior written consent of the Company, which consent shall not be unreasonably delayed, conditioned or withheld.
(l)          No provision of this Rights Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if it believes that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.
SECTION 22.          Change of Rights Agent.  The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Rights Agreement upon 30 days’ notice in writing mailed to the Company and to each transfer agent of the Common Shares and the Preferred Shares known to the Rights Agent, if known to the Rights Agent, by certified mail, and to the holders of the Right Certificates

(or, prior to the Distribution Date, of the Common Shares) by first-class mail.  The Company may remove the Rights Agent or any successor Rights Agent upon 30 days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares and the Preferred Shares by registered or certified mail, and to the holders of the Right Certificates (or, prior to the Distribution Date, of the Common Shares) by first-class mail.  In the event any transfer agency relationship in effect between the Company and the Rights Agent terminates, the Rights Agent will be deemed to have resigned automatically and be discharged from its duties under this Rights Agreement as of the effective date of such termination, and the Company shall be responsible for sending any required notice. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent.  If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (or, prior to the Distribution Date, of the Common Shares) (who shall, with such notice, submit such holder’s Right Certificate or, prior to the Distribution Date, the certificate representing such holder’s Common Shares, for inspection by the Company), then the registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares) may apply to any court of competent jurisdiction for the appointment of a new Rights Agent.  Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a Person organized and doing business under the laws of the United States or of the State of New York (or of any other state of the United States so long as such entity is authorized to conduct a stock transfer or corporate trust business in the State of New York), in good standing, which is authorized under such laws to exercise stock transfer or corporate trust powers and is subject to supervision or examination by Federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000; provided, however, that the principal transfer agent for the Common Shares shall in any event be qualified to be the Rights Agent.  After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose, but such predecessor Rights Agent shall not be required to make any additional expenditure or assume any additional liability in connection with the foregoing.  Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares and the Preferred Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates (or, prior to the Distribution Date, of the Common Shares).  Failure to give any notice provided for in this Section 22, however, or any defect therein shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.
SECTION 23.          Issuance of Additional Rights and Right Certificates.  Notwithstanding any of the provisions of this Rights Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board to reflect any adjustment or change made in accordance with the provisions of this Rights Agreement.  In addition, in connection with the issuance or sale of Common Shares following the Distribution Date and prior to the earlier of the Redemption Date and the Expiration Date, the Company (a) shall, with respect to Common Shares so issued, granted or sold pursuant to the exercise of stock options or under any employee plan or arrangement (whether or not subject to vesting or other restrictions), or upon the exercise, conversion or exchange of securities, notes or debentures issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Right Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Right Certificate would be issued, (ii) no such Right Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof and (iii) no such Right Certificate shall be issued to an Acquiring Person or an Affiliate or Associate of an Acquiring Person.
SECTION 24.          Redemption and Termination.  (a) The Board may, at its option, at any time prior to the earlier of (i) the Distribution Date and (ii) the Expiration Date, order the redemption of all, but not fewer than all, the then outstanding Rights at the Redemption Price (the date of such redemption being the “Redemption Date”), and the Company, at its option, may pay the Redemption Price either in cash or Common Shares or other securities of the Company deemed by the Board, in the exercise of its sole discretion, to be at least equivalent in value to the Redemption Price.
(b)          Immediately upon the action of the Board ordering the redemption of the Rights, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price.  Promptly after the action of the Board ordering the redemption of the Rights, the Company shall give written notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares.  Each such notice of redemption shall state the method by which payment of the Redemption Price will be made.  The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the holder of Rights receives such notice.  In any case, failure to give such notice by mail, or any defect in the notice, to any particular holder of Rights shall not affect the sufficiency of the notice to other holders of Rights.  Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner except as specifically set forth in this Section or in Section 11(b) or in connection with the purchase of Common Shares prior to the Distribution Date.

SECTION 25.          Notices.  Notices or demands authorized by this Rights Agreement to be given or made by the Rights Agent or by the holder of a Right Certificate (or, prior to the Distribution Date, of the Common Shares) to or on the Company shall be sufficiently given or made if in writing and sent by first-class mail, postage-prepaid or  overnight delivery service addressed (until another address is filed in writing with the Rights Agent) as follows:
Barnes & Noble, Inc.
122 Fifth Avenue
New York, New York 10111
Attention: Director of Investor Relations
Subject to the provisions of Section 22, any notice or demand authorized by this Rights Agreement to be given or made by the Company or by the holder of a Right Certificate (or, prior to the Distribution Date, of the Common Shares) to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage-prepaid, or overnight delivery services addressed (until another address is filed in writing with the Company) as follows:
Computershare Trust Company
c/o Voluntary Corporate Actions
250 Royall Street
Canton, MA 02021
Facsimile:  (781) 575-3605
Notices or demands authorized by this Rights Agreement to be given or made by the Company or the Rights Agent to any holder of a Right Certificate (or, prior to the Distribution Date, of the Common Shares) shall be sufficiently given or made if sent by first-class mail, postage-prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares.
SECTION 26.          Supplements and Amendments.  For so long as the Rights are redeemable, and subject to the last sentence of this Section 26, the Company may, in its sole and absolute discretion, and the Rights Agent shall if the Company so directs, supplement or amend any provision of this Rights Agreement in any manner which the Company may deem necessary or desirable (including the date on which the Distribution Date or Expiration Date shall occur, the amount of the Purchase Price, the definition of “Acquiring Person” or the time during which the Rights may be redeemed pursuant to Section 24) without the approval of any holder of the Rights. At any time when the Rights are no longer redeemable, and subject to applicable law, the Company may, and the Rights Agent shall if the Company so directs, amend this Rights Agreement without the approval of any holders of Right Certificates (a) to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision of this Rights Agreement or (b) to otherwise change or supplement any other provisions in this Rights Agreement in any matter which the Company may deem necessary or desirable and which does not adversely affect the interests of the holders of Right Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person), any such supplement or amendment to be evidenced in writing.  Upon delivery of a certificate from an appropriate officer of the Company that states that the proposed supplement or amendment complies with this Section 26, the Rights Agent shall execute such supplement or amendment.  Notwithstanding anything to the contrary contained in this Rights Agreement, the Rights Agent may, but shall not be obligated to, enter into any supplement or amendment that affects the Rights Agent’s own rights, duties, obligations or immunities under this Rights Agreement. No supplement or amendment to this Rights Agreement shall be effective unless duly executed by the Rights Agent. In addition, notwithstanding anything to the contrary contained in this Rights Agreement, no supplement or amendment to this Rights Agreement shall be made which reduces the Redemption Price (except as required by Section 12(a)).
SECTION 27.          Successors.  All the covenants and provisions of this Rights Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.
SECTION 28.          Benefits of Rights Agreement; Determinations and Actions by the Board, etc.  (a) Nothing in this Rights Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, of the Common Shares) any legal or equitable right, remedy or claim under this Rights Agreement; but this Rights Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, of the Common Shares).
(b)          Without limiting the rights of the Rights Agent expressly provided under this Rights Agreement, except as explicitly otherwise provided in this Rights Agreement, the Board (or any duly authorized committee thereof) shall have the exclusive power and authority to administer this Rights Agreement and to exercise all rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable, in the administration of this Rights Agreement, including the right and power to (i) interpret the provisions of this Rights Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Rights Agreement (including a determination to redeem or not redeem the Rights or to amend this Rights Agreement and a determination of whether there is an Acquiring Person).
(c)          Nothing contained in this Rights Agreement shall be deemed to be in derogation of the obligation of the Board to exercise its fiduciary duty.  Without limiting the foregoing, nothing contained herein shall be construed to suggest or imply that the Board (or any duly authorized committee thereof) shall not be entitled to reject any tender offer or other acquisition proposal, or to recommend that holders of Common Shares reject any tender offer, or to take any other action (including the commencement, prosecution, defense or settlement of any litigation and the submission of additional or alternative offers or other proposals) with respect to any tender offer or other acquisition proposal that the Board believes is necessary or appropriate in the exercise of such fiduciary duty.
SECTION 29.          Severability.  If any term, provision, covenant or restriction of this Rights Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Rights Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that if the absence of such excluded provision shall, in the reasonable judgment of the Rights Agent adversely affects its rights, immunities, duties or obligations under this Rights Agreement, the Rights Agent shall be entitled to resign on the next Business Day.
SECTION 30.          Governing Law.  This Rights Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the law of the State of Delaware and for all purposes shall be governed by and construed in accordance with the law of such State applicable to contracts to be made and performed entirely within such State; provided, however, that all provisions regarding the rights, duties and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made to be performed entirely within such State.
SECTION 31.          Counterparts; Effectiveness.  This Rights Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.  Upon the execution and delivery of this Rights Agreement by the parties hereto (which may be transmitted with the same authority, effect and enforceability as an original signature) this Rights Agreement shall be effective as of the Close of Business on the date hereof.
SECTION 32.          Descriptive Headings.  Descriptive headings of the several Sections of this Rights Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Rights Agreement.
SECTION 33.          Force Majeure.  Notwithstanding anything to the contrary contained herein, the Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunctions of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war or civil unrest.
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IN WITNESS WHEREOF, the parties hereto have caused this Rights Agreement to be duly executed as of the day and year first above written.
BARNES & NOBLE, INC.

By:	/s/ Bradley A. Feuer
	Name:	Bradley A. Feuer
	Title:	Vice President, General Counsel & Corporate Secretary

[Signature Page to Rights Agreement]

COMPUTERSHARE TRUST COMPANY, N.A., as Rights Agent

By:	/s/ Dennis V. Moccia
	Name:	Dennis V. Moccia
	Title:	Manager, Contract Administration

[Signature Page to Rights Agreement]

EXHIBIT A
CERTIFICATE OF THE
DESIGNATIONS, PREFERENCES AND RELATIVE
PARTICIPATING, OPTIONAL AND OTHER SPECIAL
RIGHTS AND QUALIFICATIONS, LIMITATIONS
OR RESTRICTIONS OF SERIES K
PREFERRED STOCK OF
BARNES & NOBLE, INC.
Pursuant to Section 151 of the General Corporation Law of the State of Delaware, BARNES & NOBLE, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DOES HEREBY CERTIFY:
That, pursuant to the authority conferred upon the Board of Directors (the “Board”) of BARNES & NOBLE, INC. (the “Company”) by Article FOURTH, paragraph (b), of the Amended and Restated Certificate of Incorporation of the Company, the Board on October 3, 2018 adopted the following resolution designating a new series of preferred stock as Series K Preferred Stock:
RESOLVED, that, pursuant to the authority vested in the Board of Directors (the “Board”) of BARNES & NOBLE, INC. (the “Company”) in accordance with the provisions of the Amended and Restated Certificate of Incorporation of the Company (the “Certificate”) and the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, a series of preferred stock of the Company is hereby authorized, and the designation and number of shares thereof, and the preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, shall be as follows (in addition to any preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate which are applicable to shares of Preferred Stock, par value $0.001 per share of the Company (the “Preferred Stock”)):
SECTION 1.          Designation and Number of Shares.  The shares of such series shall be designated as “Series K Preferred Stock” (the “Series K Preferred Stock”).  The number of shares initially constituting the Series K Preferred Stock shall be 1,000,000; provided, however, that, if more than a total of 1,000,000 shares of Series K Preferred Stock shall be issuable upon the exercise of Rights (the “Rights”) issued pursuant to the Rights Agreement dated as of October 3, 2018, between the Company and Computershare Trust Company, N.A., as Rights Agent (the “Rights Agreement”), the Board, pursuant to Section 151(g) of the General Corporation Law of the State of Delaware, shall direct by resolution or resolutions that a certificate be properly executed, acknowledged, filed and recorded, in accordance with the provisions of Section 103 thereof, providing for the total number of shares of Series K Preferred Stock authorized to be issued to be increased (to the extent that the Certificate then permits) to the largest number of whole shares (rounded up to the nearest whole number) issuable upon exercise of such Rights.
SECTION 2.          Dividends or Distributions.  (a) Subject to the superior rights of the holders of shares of any other series of Preferred Stock or other class of capital stock of the Company ranking superior to the shares of Series K Preferred Stock with respect to dividends, the holders of shares of Series K Preferred Stock shall be entitled to receive, when, as and if declared by the Board, out of the assets of the Company legally available therefor, (1) quarterly dividends payable in cash on the last day of each fiscal quarter in each year, or such other dates as the Board shall approve (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or a fraction of a share of Series K Preferred Stock, in the amount of $0.25 per whole share (rounded to the nearest cent) less the amount of all cash dividends declared on the Series K Preferred Stock pursuant to the following clause (2) since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series K Preferred Stock (the total of which shall not, in any event, be less than zero) and (2) dividends payable in cash on the payment date for each cash dividend declared on the shares of Common Stock, par value $0.001 per share, of the Company (the “Common Stock”) in an amount per whole share (rounded to the nearest cent) equal to the Formula Number (as hereinafter defined) then in effect times the cash dividends then to be paid on each share of Common Stock.  In addition, if the Company shall pay any dividend or make any distribution on the Common Stock payable in assets, securities or other forms of noncash consideration (other than dividends or distributions solely in shares of Common Stock), then, in each such case, the Company shall simultaneously pay or make on each outstanding whole share of Series K Preferred Stock a dividend or distribution in like kind equal to the Formula Number then in effect times such dividend or distribution on each share of Common Stock.  As used herein, the “Formula Number” shall be 1,000; provided, however, that, if at any time after October 3, 2018, the Company shall (i) declare or pay any dividend on the Common Stock payable in shares of Common Stock or make any distribution on the Common Stock in shares of Common Stock, (ii) subdivide (by a stock split or otherwise) the outstanding shares of Common Stock into a larger number of shares of Common Stock or (iii) combine (by a reverse stock split or otherwise) the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then in each such event the Formula Number shall be adjusted to a number determined by multiplying the Formula Number in effect immediately prior to such event by a fraction, the numerator of which is the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event (and rounding the result to the nearest whole number); and provided further that, if at any time after October 3, 2018, the Company shall issue any shares of its capital stock in a merger, reclassification, or change of the outstanding shares of Common Stock, then in each such event the Formula Number shall be appropriately adjusted to reflect such merger, reclassification or change so that each share of Preferred Stock continues to be the economic equivalent of a Formula Number of shares of Common Stock prior to such merger, reclassification or change.
(b)          The Company shall declare a cash dividend on the Series K Preferred Stock as provided in Section 2(a) immediately prior to or at the same time it declares a cash dividend on the Common Stock; provided, however, that, in the event no cash dividend shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, during the period between the first issuance of any share or fraction of a share of Series K Preferred Stock, a dividend of $0.25 per whole share on the Series K Preferred Stock shall nevertheless accrue on such subsequent Quarterly Dividend Payment Date or the first Quarterly Dividend Payment Date, as the case may be.  The Board may fix a record date for the determination of holders of shares of Series K Preferred Stock entitled to receive a dividend or distribution declared thereon, which record date shall be the same as the record date for any corresponding dividend or distribution on the Common Stock.
(c)          Dividends shall begin to accrue and be cumulative on outstanding shares of Series K Preferred Stock from and after the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue and be cumulative from and after the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series K Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from and after such Quarterly Dividend Payment Date.  Accrued but unpaid dividends shall not bear interest.  Dividends paid on the shares of Series K Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.
(d)          So long as any shares of Series K Preferred Stock are outstanding, no dividends or other distributions shall be declared, paid or distributed, or set aside for payment or distribution, on the Common Stock unless, in each case, the dividend required by this Section 2 to be declared on the Series K Preferred Stock shall have been declared and set aside.
(e)          The holders of shares of Series K Preferred Stock shall not be entitled to receive any dividends or other distributions except as herein provided.
SECTION 3.          Voting Rights.  No voting rights shall attach to the Series K Preferred Stock.

SECTION 4.          Certain Restrictions.  (a) Whenever quarterly dividends or other dividends or distributions on the Series K Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series K Preferred Stock outstanding shall have been paid in full, the Company shall not:
(i)            declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series K Preferred Stock;
(ii)           declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series K Preferred Stock, except dividends paid ratably on the Series K Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;
(iii)          redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series K Preferred Stock; provided, however, that the Company may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Company ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series K Preferred Stock; or
(iv)          purchase or otherwise acquire for consideration any shares of Series K Preferred Stock, or any shares of stock ranking on a parity with the Series K Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board) to all holders of such shares upon such terms as the Board, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.
(b)          The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under Section 4(a), purchase or otherwise acquire such shares at such time and in such manner.
SECTION 5.          Liquidation Rights.  Upon the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, no distribution shall be made (1) to the holders of any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series K Preferred Stock unless, prior thereto, the holders of shares of Series K Preferred Stock shall have received an amount equal to the accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount equal to the greater of (x) $1,000 per whole share or (y) an aggregate amount per share equal to the Formula Number then in effect times the aggregate amount to be distributed per share to holders of Common Stock or (2) to the holders of any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series K Preferred Stock, except distributions made ratably on the Series K Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up; provided, that no holder of any Series K Preferred Stock shall be authorized or entitled to receive upon involuntary liquidation of the Company an amount in excess of $24.00 per share of Series K Preferred Stock.
SECTION 6.          Consolidation, Merger, etc.  In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash or any other property, then in any such case the then outstanding shares of Series K Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share equal to the Formula Number then in effect times the aggregate amount of stock, securities, cash or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is exchanged or changed.  In the event both this Section 6 and Section 2 appear to apply to a transaction, this Section 6 will control.
SECTION 7.          No Redemption; No Sinking Fund.  (a) The shares of Series K Preferred Stock shall not be subject to redemption by the Company or at the option of any holder of Series K Preferred Stock; provided, however, that, subject to Section 4(a)(iv), the Company may purchase or otherwise acquire outstanding shares of Series K Preferred Stock in the open market or by offer to any holder or holders of shares of Series K Preferred Stock.
(b)          The shares of Series K Preferred Stock shall not be subject to or entitled to the operation of a retirement or sinking fund.
SECTION 8.          Ranking.  The Series K Preferred Stock shall rank junior to all other series of Preferred Stock of the Company unless the Board shall specifically determine otherwise in fixing the powers, preferences and relative, participating, optional and other special rights of the shares of such series and the qualifications, limitations and restrictions thereof.
SECTION 9.          Fractional Shares.  The Series K Preferred Stock shall be issuable upon exercise of the Rights issued pursuant to the Rights Agreement in whole shares or in any fraction of a share that is one one-thousandth of a share (as such fraction may be adjusted as provided in the Rights Agreement) or any integral multiple of such fraction which shall entitle the holder, in proportion to such holder’s fractional shares, to receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series K Preferred Stock.  In lieu of fractional shares, the Company, prior to the first issuance of a share or a fraction of a share of Series K Preferred Stock, may elect

(a) to make a cash payment as provided in the Rights Agreement for fractions of a share other than one one-thousandths of a share (as such fraction may be adjusted as provided in the Rights Agreement) or any integral multiple thereof or (b) to issue depository receipts evidencing such authorized fraction of a share of Series K Preferred Stock pursuant to an appropriate agreement between the Company and a depository selected by the Company; provided, however, that such agreement shall provide that the holders of such depository receipts shall have all the rights, privileges and preferences to which they are entitled as holders of the Series K Preferred Stock.
SECTION 10.        Reacquired Shares.  Any shares of Series K Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof.  All such shares shall upon their cancelation become authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board pursuant to the provisions of the Certificate.
SECTION 11.        Amendment.  So long as any shares of Series K Preferred Stock shall be outstanding, (i) none of the powers, preferences and relative, participating, optional and other special rights of the Series K Preferred Stock as herein provided shall be amended in any manner which would alter or change the powers, preferences, rights or privileges of the holders of Series K Preferred Stock so as to affect them adversely and (ii) no amendment, alteration or repeal of the Certificate or of the By-laws of the Company shall be effected so as to affect adversely any of such powers, preferences, rights or privileges.
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IN WITNESS WHEREOF, the Company has caused this Certificate to be duly executed in its corporate name on this 3rd day of October, 2018.
BARNES & NOBLE, INC.

By:
	Name:	Bradley A. Feuer
	Title:	Vice President, General Counsel & Corporate Secretary

[Signature Page to Certificate of Designation]

EXHIBIT B
[Form of Right Certificate]
Certificate No. [R]-               ___________ Rights
NOT EXERCISABLE AFTER OCTOBER 2, 2019 OR EARLIER IF REDEEMED BY THE COMPANY.  THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $0.001 PER RIGHT, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.  RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND BY ANY SUBSEQUENT HOLDER OF SUCH RIGHTS ARE NULL AND VOID AND NONTRANSFERABLE.
Right Certificate
BARNES & NOBLE, INC.
This certifies that , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of October 3, 2018, as it may be amended, supplemented or modified from time to time (the “Rights Agreement”), between BARNES & NOBLE, INC., a Delaware corporation (the “Company”), and COMPUTERSHARE TRUST COMPANY, N.A., as Rights Agent (the “Rights Agent”), unless the Rights evidenced hereby shall have been previously redeemed or exchanged by the Company, to purchase from the Company at any time after the Distribution Date (as defined in the Rights Agreement) and prior to 5:00 p.m., New York City time, on October 2, 2019 (the “Expiration Date”), at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one one-thousandth (1/1,000th) of a fully paid, nonassessable share of Series K Preferred Stock, par value $0.001 per share, of the Company (the “Preferred Shares”), at a purchase price per one one-thousandth (1/1,000th) of a share equal to $24.00 (the “Purchase Price”) payable in cash, upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed.
The Purchase Price and the number and kind of shares which may be purchased upon exercise of each Right evidenced by this Right Certificate, as set forth above, are the Purchase Price and the number and kind of shares which may be so purchased as of October 3, 2018. As provided in the Rights Agreement, the Purchase Price and the number and kind of shares which may be purchased upon the exercise of each Right evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.
If the Rights evidenced by this Right Certificate are at any time beneficially owned by an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement), such Rights shall be null and void and nontransferable and the holder of any such Right (including any purported transferee or subsequent holder) shall not have any right to exercise or transfer any such Right.
This Right Certificate is subject to all the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which reference to the Rights Agreement is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates.  Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available from the Company upon written request.
This Right Certificate, with or without other Right Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number and kind of shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase.  If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.
Subject to the provisions of the Rights Agreement, the Rights evidenced by this Right Certificate may be redeemed by the Company at its option at a redemption price (in cash or shares of Common Stock, par value $0.001 per share, of the Company or other securities of the Company deemed by the Board of Directors of the Company to be at least equivalent in value) of $0.001 per Right (which amount shall be subject to adjustment as provided in the Rights Agreement) at any time prior to the earlier of (i) the Distribution Date and (ii) the Expiration Date.
The Company may, but shall not be required to, issue fractions of Preferred Shares or distribute certificates which evidence fractions of Preferred Shares upon the exercise of any Right or Rights evidenced hereby.  In lieu of issuing fractional shares, the Company may elect to make a cash payment as provided in the Rights Agreement for fractions of a share other than one one-thousandth (1/1,000th) of a share (as such fraction may be adjusted as provided in the Rights Agreement) or any integral multiple thereof or to issue certificates or utilize a depository arrangement as provided in the terms of the Rights Agreement and the Preferred Shares.
No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company, including, without limitation, any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders

(except as provided in the Rights Agreement), or to receive dividends or other distributions or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in accordance with the provisions of the Rights Agreement.
This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by an authorized signatory of the Rights Agent.
WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.
Dated as of:
BARNES & NOBLE, INC.

By:
Name
Title

Attest:

Name:
Title:

Date of countersignature:

Countersigned:

COMPUTERSHARE TRUST COMPANY, N.A.,
as Rights Agent

By
Authorized Signatory

[On Reverse Side of Right Certificate]
FORM OF ELECTION TO PURCHASE
(To be executed by the registered holder if
such holder desires to exercise the Rights
represented by this Right Certificate.)
To the Rights Agent:
The undersigned hereby irrevocably elects to exercise ______ Rights represented by this Right Certificate to purchase the Preferred Shares (or other shares) issuable upon the exercise of such Rights and requests that certificates for such shares be issued in the name of:
Please insert social security
or other identifying number

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:
Please insert social security
or other identifying number

(Please print name and address)

Dated: ____________, ____

Signature

Signature
Signature Guaranteed:
Signatures must be guaranteed by a participant in the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program.
The undersigned hereby certifies that (1) the Rights evidenced by this Right Certificate are not being exercised by or on behalf of a person who is or was an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement) and (2) after due inquiry and to the best knowledge of the undersigned, the undersigned did not acquire the Rights evidenced by this Right Certificate from any person who is or was an Acquiring Person or an Affiliate or Associate thereof.

Dated: ____________, ____

Signature

Signature Guaranteed:
Signatures must be guaranteed by a participant in the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program.
FORM OF ASSIGNMENT
(To be executed by the registered holder if such
holder desires to transfer the Right Certificate.)
FOR VALUE RECEIVED _______________________________ hereby sells, assigns and transfer unto ______________________________________________ ____________________________________________________________

(Please print name and address of transferee)

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ______________ Attorney, to transfer the within Right Certificate on the books of the within-named Corporation, with full power of substitution.
Dated: ____________, ____

Signature

Signature Guaranteed:

Signatures must be guaranteed by a participant in the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program.

The undersigned hereby certifies that (1) the Rights evidenced by this Right Certificate are not being sold, assigned or transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), (2) this Right Certificate is not being sold, assigned or transferred to or on behalf of any such Acquiring Person, Affiliate or Associate and (3) after inquiry and to the best knowledge of the undersigned, the undersigned did not acquire the Rights evidenced by this Right Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement).

Signature

NOTICE
The signature on the foregoing Form of Election to Purchase or Form of Assignment must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

EXHIBIT C
RIGHTS BENEFICIALLY OWNED BY ANY ACQUIRING PERSONS OR THEIR AFFILIATES OR ASSOCIATES AND BY ANY SUBSEQUENT HOLDER OF SUCH RIGHTS ARE NULL AND VOID AND NONTRANSFERABLE.
SUMMARY OF RIGHTS TO PURCHASE
SERIES K PREFERRED STOCK
OF BARNES & NOBLE, INC.
On October 3, 2018, the Board of Directors (the “Board”) of BARNES & NOBLE, INC., a Delaware corporation (the “Company”), declared a dividend of one right (collectively, the “Rights”) for each outstanding share of Common Stock, par value $0.001 per share, of the Company (the “Common Shares”).  The Rights will be issued to the holders of record of Common Shares outstanding at October 13, 2018 (the “Record Date”) and with respect to Common Shares issued thereafter until the Distribution Date (as defined below).  Each Right, when it becomes exercisable as described below, will entitle the registered holder to purchase from the Company one one-thousandth (1/1,000th) of a share of Series K Preferred Stock, par value $0.001 per share, of the Company (the “Preferred Shares”) at a price of $24.00 (the “Purchase Price”).  The description and terms of the Rights are set forth in a Rights Agreement dated as of October 3, 2018 as it may be amended, supplemented or modified from time to time (the “Rights Agreement”), between the Company and Computershare Trust Company, N.A., as Rights Agent (the “Rights Agent”).
Until the earlier of (i) 5:00 p.m., New York City time, on the tenth Business Day after the earlier of (A) the first date of public announcement (which, for purposes thereof, shall include a report filed pursuant to Section 13(d) of the Exchange Act) by the Company or an Acquiring Person (as defined below) that a person or group (including any affiliate or associate of such person or group), other than any person or group with beneficial ownership of more than 20% of the outstanding Common Stock as of October 3, 2018 (only so long as such person or group does not increase its beneficial ownership of Common Stock, subject to certain exceptions), has acquired, or obtained the right to acquire, beneficial ownership of more than 20% of the outstanding Common Shares (any such person or group being called an “Acquiring Person”) or (B) such date as a majority of the Board shall become aware of the existence of an Acquiring Person, and (ii) such date, if any, as may be designated by the Board following the commencement of, or first public disclosure of an intention to commence, a tender or exchange offer for outstanding Common Shares which could result in such person or group becoming the beneficial owner of more than 20% of the outstanding Common Shares (the earlier of such dates being called the “Distribution Date”), the Rights, unless earlier expired, redeemed or terminated, will be evidenced by certificates for Common Shares registered in the names of the holders thereof, or, in the case of Common Shares held in uncertificated form, by the transaction statement or other record of ownership of such Common Shares, and not by separate Right Certificates.  With respect to any Common

Shares outstanding as of the Record Date, until the earliest of the Distribution Date, the Redemption Date or the Expiration Date, (i) in the case of certificated shares, the Rights associated with the Common Shares represented by a certificate shall be evidenced by such certificate along with a copy of this Summary of Rights, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares represented thereby, and (ii) in the case of Common Shares held in uncertificated form, the Rights associated with the Common Shares shall be evidenced by the balances indicated in the book-entry account system of the transfer agent for the Common Shares, and the transfer of any Common Shares in the book-entry account system of the transfer agent for such Common Shares shall also constitute the transfer of the Rights associated with such Common Shares.  Therefore, until the Distribution Date, the Rights may be transferred with and only with the underlying Common Shares.
As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date, and such separate Right Certificates alone will thereafter evidence the Rights.
The Rights are not exercisable until the Distribution Date and will expire at 5:00 p.m., New York City time, on October 2, 2019 (the “Expiration Date”), unless earlier redeemed or exchanged by the Company as described below.
The number of Preferred Shares or other securities issuable upon exercise of the Rights is subject to adjustment by the Board in the event of any change in the Common Shares or Preferred Shares, whether by reason of stock dividends, stock splits, reclassifications, recapitalizations, mergers, consolidations, combinations or exchanges of securities, split-ups, split-offs, spin-offs, liquidations, other similar changes in capitalization, any distribution or issuance of assets, evidences of indebtedness or subscription rights, options or warrants to holders of Common Shares or Preferred Shares or otherwise.  The Purchase Price and the number of Preferred Shares or other securities issuable upon exercise of the Rights are subject to adjustment from time to time in the event of the declaration of a stock dividend on the Common Shares payable in Common Shares or a subdivision or combination of the Common Shares prior to the Distribution Date.
The Preferred Shares are authorized to be issued in fractions which are an integral multiple of one one-thousandth (1/1,000th) of a Preferred Share.  The Company may, but is not required to, issue fractions of shares upon the exercise of Rights, and in lieu of fractional shares, the Company may make a cash payment based on the market price of such shares on the first trading date prior to the date of exercise or utilize a depositary arrangement as provided by the terms of the Preferred Shares.
Subject to the right of the Board to redeem or exchange the Rights as described below, at such time as there is an Acquiring Person, the holder of each Right will thereafter have the right to receive, upon exercise thereof, for the Purchase Price, that number of one one-thousandths (1/1,000ths) of a Preferred Share equal to the number of

Common Shares which at the time of such transaction would have a market value of twice the Purchase Price.  Any Rights that are or were beneficially owned by an Acquiring Person on or after the Distribution Date will become null and void and will not be subject to the “flip-in” provision.
In the event the Company is acquired in a merger or other business combination by an Acquiring Person that has common shares publicly traded in the United States or 50% or more of the Company’s assets or assets representing 50% or more of the Company’s earning power are sold, leased, exchanged or otherwise transferred (in one or more transactions) to an Acquiring Person that has common shares publicly traded in the United States, proper provision must be made so that each Right will entitle its holder to purchase, for the Purchase Price, that number of common shares of such entity which at the time of the transaction would have a market value of twice the Purchase Price.  In the event the Company is acquired in a merger or other business combination by an Acquiring Person that does not have common shares publicly traded in the United States or 50% or more of the Company’s assets or assets representing 50% or more of the earning power of the Company are sold, leased, exchanged or otherwise transferred (in one or more transactions) to an Acquiring Person that does not have common shares publicly traded in the United States, proper provision must be made so that each Right will entitle its holder to purchase, for the Purchase Price, at such holder’s option, (i) that number of common shares of the surviving corporation in the transaction with such entity which at the time of the transaction would have a book value of twice the Purchase Price, (ii) that number of common shares of such entity which at the time of the transaction would have a book value of twice the Purchase Price or (iii) if such entity has an affiliate which has common shares publicly traded in the United States, that number of common shares of such affiliate which at the time of the transaction would have a market value of twice the Purchase Price.  The “flip-over” provision only applies to a merger or similar business combination with an Acquiring Person.
ANY RIGHTS THAT ARE OR WERE, AT ANY TIME ON OR AFTER THE DATE AN ACQUIRING PERSON BECOMES SUCH, BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR ANY AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (OR A TRANSFEREE THEREOF) WILL BECOME NULL AND VOID AND ANY HOLDER OF ANY SUCH RIGHT (INCLUDING ANY SUBSEQUENT HOLDER) WILL BE UNABLE TO EXERCISE ANY SUCH RIGHT.
The Rights are redeemable by the Board at a redemption price of $0.001 per Right (the “Redemption Price”) any time prior to the earlier of (i) the Distribution Date and (ii) the Expiration Date (the date of such redemption being the “Redemption Date”).  Immediately upon the action of the Board electing to redeem the Rights, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.
After there is an Acquiring Person the Board may elect to exchange each Right (other than Rights owned by an Acquiring Person) for consideration per Right consisting of (i) one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring in respect of the Common Stock after the date hereof, or (ii) cash in an amount equal to the Purchase Price, in each case, pursuant to the terms of the Rights Agreement.  Notwithstanding the foregoing, the Board is not empowered to effect such exchange at any time after any person (other than the Company, any subsidiary of the Company, any employee benefit plan of the Company or any such subsidiary, or any entity holding Common Shares for or pursuant to the terms of any such plan), together with all affiliates and associates of such person, becomes the beneficial owner of 50% or more of the Common Shares then outstanding.
At any time prior to such time as there shall be an Acquiring Person, the Company may, without the approval of any holder of the Rights, supplement or amend any provision of the Rights Agreement (including the date on which the Distribution Date will occur, the amount of the Purchase Price or the definition of “Acquiring Person”), except that no supplement or amendment may be made that extends the Expiration Date or reduces the Redemption Price.
Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including the right to vote or to receive dividends.
A copy of the Rights Agreement, including the terms of the Preferred Shares, will be filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A dated October 4, 2018.  A copy of the Rights Agreement is available free of charge from the Company upon written request.  This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.